UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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UnumProvident

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April 7, 2004

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

UnumProvident Stockholders:

We cordially invite you to the Annual Meeting of Stockholders. It will be held at 10:00 a.m. (EDT) on Thursday, May 13, 2004 at the offices of the Company at 2211 Congress Street, Portland, Maine.

The purpose of the meeting is to consider and vote upon the following matters:

1.	The election of four directors for terms expiring in 2007;

2.	The approval of the Management Incentive Compensation Plan of 2004;

3.	The approval of the Amended and Restated Employee Stock Purchase Plan;

4.	The ratification of the selection of Ernst & Young LLP as the Company’s independent auditors;

5.	The consideration and action on a stockholder proposal regarding election of directors by a majority instead of plurality vote;

6.	The consideration and action on a stockholder proposal to establish an office of the Board of Directors to enable direct communications on corporate governance matters; and

7.	The transaction of any other business that may properly come before the meeting.

Stockholders of record of the Company at the close of business on March 26, 2004 are entitled to notice of and to vote at the Annual Meeting of Stockholders and at any and all adjournments or postponements of the meeting. Please note our procedures for admission to the meeting described on page 37 of the Proxy Statement.

The Board of Directors recommends that you vote in favor of Items 1-4 and against Items 5 and 6 which are described in the attached Proxy Statement.

You can vote by proxy any one of three ways: mail, telephone or Internet. You can also vote in person at the meeting. Detailed proxy voting instructions are provided both in the Proxy Statement and on the enclosed proxy card. Even if you plan to attend the meeting, we encourage you to vote promptly by proxy using one of the three ways provided. Thank you for your support of UnumProvident.

Sincerely,

Thomas R. Watjen
President and Chief Executive Officer

BY ORDER OF THE BOARD OF DIRECTORS

Susan N. Roth, Corporate Secretary

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of UnumProvident Corporation (the “Company”) to be voted at the Annual Meeting of Stockholders (the “Meeting”) to be held on May 13, 2004, and any adjournment thereof. Stockholders will be asked to vote upon: ITEM 1. Election of Directors; ITEM 2. Approval of the Management Incentive Compensation Plan of 2004; ITEM 3. Approval of the Amended and Restated Employee Stock Purchase Plan; ITEM 4. Ratification of the selection of Ernst & Young LLP as independent auditors; ITEM 5. Proposal by stockholder regarding election of directors by a majority instead of plurality vote; and ITEM 6. Proposal by stockholder to establish an office of the Board of Directors to enable direct communications on corporate governance matters. The Annual Report to Stockholders, including audited financial statements of the Company for the fiscal year ended December 31, 2003, and the proxy card enclosed with this Proxy Statement are being mailed to stockholders on or about April 7, 2004.

Shares eligible to be voted and for which a proxy card is properly signed and returned prior to the beginning of the Meeting will be voted as directed. If on a signed, dated and returned proxy card, you do not give directions, such shares will be voted FOR each proposition for which the Board of Directors recommends a vote FOR and AGAINST each proposition for which the Board of Directors recommends a vote AGAINST. Unsigned or unreturned proxies, including those not returned by banks, brokers, or other record holders, will not be counted for quorum or voting purposes. You may revoke your proxy at any time prior to the exercise of authority granted in the proxy by giving written notice of revocation to the Corporate Secretary, by submitting a subsequent validly executed proxy, or by voting in person. If you attend the Meeting and intend to vote in person, please notify the tellers prior to the beginning of the Meeting of your intent.

The affirmative vote of the holders of not less than a plurality of the shares of the Company’s common stock voting at the Meeting is required to elect each of the directors, assuming at least a majority of outstanding shares of the Company’s common stock are present in person or represented by proxy at the Meeting. Each of ITEM 2. Approval of the Management Incentive Compensation Plan of 2004; ITEM 3. Approval of the Amended and Restated Employee Stock Purchase Plan; ITEM 4. Ratification of the selection of Ernst & Young LLP as independent auditors; ITEM 5. Proposal by stockholder regarding election of directors by a majority instead of plurality; and ITEM 6. Proposal by stockholder to establish an office of the Board of Directors to enable direct communications on corporate governance matters will require the affirmative vote of at least a majority of the votes of the stockholders represented and entitled to vote at the Meeting.

As of March 26, 2004, the record date for determination of stockholders entitled to vote at the Meeting, there were outstanding 296,298,409 shares of common stock of the Company. Each share of common stock entitles the holder to one vote. The common stock has a par value of $0.10 per share and is the only outstanding class of equity securities of the Company entitled to vote at this Meeting.

The Company will bear the cost of soliciting proxies from its stockholders. Proxies will be solicited by mail, e-mail, and may also be solicited personally or by telephone by directors, officers and employees of the Company. The Company has also retained the services of InnisFree M&A Incorporated (“InnisFree”), a proxy soliciting firm, for the purpose of assisting the Company in the solicitation of proxies for the Meeting. The Company’s arrangements with InnisFree provide that InnisFree will (1) provide consultation and preparation in connection with the solicitation, (2) assist in distributing proxy materials and collecting proxies held by holders of the Company’s common stock, (3) telephone stockholders as the Company may determine and (4) advise the Company regarding additional soliciting material, if any, that may be used. The Company estimates the fees of InnisFree for these services, not counting expenses of distributing proxy materials which the Company will pay, will be approximately $8,500. The Company will make appropriate arrangements with brokerage houses, banks and other custodians, nominees and fiduciaries to facilitate solicitation of proxies from their principals.

You may vote by submitting your proxy with voting instructions by mail if you promptly complete, sign, date and return the accompanying proxy card in the enclosed self-addressed, stamped envelope. You may also submit your proxy by calling 1-800-690-6903, or through the Internet at www.proxyvote.com in accordance with the instructions on the proxy card.

ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

The Board of Directors, which currently has nine members, is divided into three classes. Generally, at each annual meeting, one Class of directors, or approximately one-third of the total number of directors, will be elected and the term of that Class is three years. The term of the Class II directors expires with this Meeting.

The Board of Directors proposes the election of Ronald E. Goldsberry, Hugh O. Maclellan, Jr., C. William Pollard and John W. Rowe as Class II directors, to hold office for a term of three years expiring at the close of the Annual Meeting of Stockholders to be held in 2007 and until their successors are elected and qualified. Each nominee is currently serving as a member of the Board of Directors of the Company.

If any nominee should become unable to serve, the persons named as proxies on the proxy card will vote for the person or persons the Board of Directors recommends, if any. The Board of Directors has no reason to believe that any of the named nominees is not available or would be unable to serve if elected.

Set forth below is information about each nominee and continuing director, including age, position(s) held with the Company, principal occupation, business history for at least five years and other directorships held. The terms of office for each of the remaining directors continue until the close of the Annual Meeting of Stockholders in the year shown along with each director’s name. Cynthia A. Montgomery, a Class I director whose term expires in 2006, resigned from the Board on March 31, 2004, due to increased commitments outside of the Company.

Name	Age		Director Since		Position(s) Held	Term Expires
William L. Armstrong	67		1991	(1)	Director	2006
Jon S. Fossel	62		2002		Director	2005
Ronald E. Goldsberry	61		1999	(2)	Director	2004
Hugh O. Maclellan, Jr.	64		1975	(1)	Director	2004
A.S. (Pat) MacMillan, Jr.	60		1995	(1)	Director	2006
C. William Pollard	65		1992	(1)	Director	2004
Lawrence R. Pugh	71	(3)	1999	(2)	Director	2005
John W. Rowe	58		1999	(2)	Director	2004
Thomas R. Watjen	49		2002		President and Chief Executive Officer and a Director	2005

__________

On June 30, 1999, UNUM Corporation (“UNUM”) merged into Provident Companies, Inc. (“Provident”) (the “Merger”), and the name of the merged corporation was changed to UnumProvident Corporation. Provident had previously reorganized in a share exchange with its predecessor, Provident Life and Accident Insurance Company of America (“America”), on December 29, 1995.

(1)	Year became a director of the Company’s predecessor America. Each became a director of the Company on December 29, 1995, the effective date of the share exchange between the Company and America.

(2)	Became a director of the Company upon the merger of UNUM Corporation into the Company on June 30, 1999. Served on the UNUM Corporation Board from year indicated: Goldsberry — 1993, Pugh — 1988, and Rowe — 1988.

(3)	The Board amended the Bylaws of the Company to permit a director serving as the Chair or Co-Chair of the Office of the Chairman of the Board to serve past the director’s 70th birthday, the normal mandatory retirement age for directors under the Bylaws.

NOMINEES FOR ELECTION FOR TERM EXPIRING IN 2007

Ronald E. Goldsberry

Dr. Goldsberry currently serves as Chairman of OnStation Corporation, formerly known as Carstation.com. He is also an independent contractor to Deloitte Consulting. He has served as Chairman of OnStation Corporation since November 1999. He served as Chief Executive Officer of OnStation from January to May 2002 and from November 1999 to March 2001. He served as Global Vice President and General Manager of Global Ford Customer Service Operations at Ford Motor Company from January 1997 to November 1999.

Hugh O. Maclellan, Jr.

Mr. Maclellan, Jr. became President of The Maclellan Foundation, Inc., a charitable foundation, in 1993. He is a director of SunTrust Bank, Chattanooga; and Covenant Transport, Inc.

C. William Pollard

Mr. Pollard is Chairman Emeritus of The ServiceMaster Company, having retired as Chairman of the Board in April 2002 and as a Board member in January 2003. He served as Chairman of the Board of ServiceMaster from January 1994 to April 2002. He reassumed the position of Chief Executive Officer in October 1999 and served in that capacity until February 12, 2001. From June 1990 to December 1993, he served as Chairman and Chief Executive Officer of The ServiceMaster Company. ServiceMaster provides lawn care and landscaping maintenance, termite and pest control, plumbing, cleaning, and appliance and other home equipment maintenance. He is also a director of Herman Miller, Inc.

John W. Rowe

Mr. Rowe became Chairman and Chief Executive Officer of Exelon Corporation on April 23, 2002. He became Co-Chief Executive Officer and President of Exelon upon the merger of Unicom Corporation and PECO Energy on October 20, 2000. Prior to the merger, he served as Chairman, President and Chief Executive Officer of Unicom Corporation and its principal subsidiary, Commonwealth Edison Company, a post he assumed in March 1998. Exelon is an electric utilities company. Mr. Rowe is currently a director of Exelon Corporation, The Northern Trust, and Sunoco, Inc.

CONTINUING DIRECTORS

William L. Armstrong

From 1979 to 1991, Senator Armstrong served in the United States Senate representing Colorado. He has been Chairman of Cherry Creek Mortgage Company, Inc. since 1991, Chairman of El Paso Mortgage Company since 1993, Chairman of Centennial State Mortgage Company since 1994, and Chairman of Transland Financial Services, Inc. since 1996. He is also a director of Helmerich and Payne, Inc. and Chairman of the Denver-based OppenheimerFunds mutual funds.

Jon S. Fossel

Mr. Fossel retired as Chairman and Chief Executive Officer of the OppenheimerFunds in 1996. He continues to serve as a trustee of 40 of the Denver-based OppenheimerFunds mutual funds.

A.S. (Pat) MacMillan, Jr.

Mr. MacMillan has served as the Chief Executive Officer of Team Resources, Inc., since 1980. The company practice areas include organizational strategy and design, as well as team and leadership development. Specific services include management consulting, management training, and organizational audits. He is also a trustee of The Maclellan Foundation, Inc., and a director of MetoKote Corporation, and Pliant Corporation.

Lawrence R. Pugh

Mr. Pugh retired as Chairman of VF Corporation, an apparel company in North Carolina, in October 1998, a post he held since 1983. Additionally, Mr. Pugh served as Chief Executive Officer from 1983 to 1995.

Thomas R. Watjen

Mr. Watjen became President and Chief Executive Officer in March, 2003. He served as Vice Chairman and Chief Operating Officer of the Company from May 2002 until March 2003. He became Executive Vice President, Finance in June, 1999 and assumed additional Risk Management responsibilities on November 1, 1999. Prior to the Merger, he was Vice Chairman and Chief Financial Officer of Provident, positions he assumed in March, 1997. Mr. Watjen became Executive Vice President and Chief Financial Officer of a Provident predecessor company in July, 1994.

BOARD OF DIRECTORS AND COMMITTEES

UnumProvident Corporation is the parent holding company and a Delaware corporation. Under Delaware law and the Company’s certificate of incorporation, the Company is managed by or under the direction of the Board of Directors. Members are kept informed about the Company’s business in a number of ways, including reviewing materials provided to them, discussing matters with individual members of senior management and other Board members, and by participating in meetings of the Board and its committees. Except for Thomas R. Watjen, the Chief Executive Officer, all members of the Board have been determined by the Board to be “independent” within the meaning of the listing standards of the New York Stock Exchange (“NYSE”).

Prior to March 27, 2003, the positions of Chairman of the Board and CEO were combined. At that time the Board created an Office of the Chairman of the Board, which has two independent directors as Co-Chairs, who serve to enhance the level of coordination on strategic business matters and communication between the Board and senior management. The Co-Chairs are C. William Pollard and Lawrence R. Pugh. Mr. Pugh, who is Chairman of the Governance Committee, also presides at meetings of the Board, its executive sessions and the annual meeting of stockholders.

Standing Committees

The Board of Directors has four standing committees: Audit, Compensation, Finance, and Governance. In addition to the duties described below and contained in their respective charters, each committee may be assigned additional duties by the Board from time to time, and each is charged with reporting its activities to the Board. The charters of the standing committees have been revised to reflect current requirements and are available on the Company’s website (www.unumprovident.com). Membership of the committees is provided below as of December 31, 2003. The Board had an Executive Committee at the beginning of 2003. The Executive Committee did not meet during 2003, and it is no longer a standing committee of the Board under the Company’s Corporate Governance Guidelines adopted by the Board on February 17, 2004. The Board may appoint and define the functions of an Executive Committee in the future.

Audit Committee

Members were John W. Rowe (Chairman), Jon S. Fossel, Ronald E. Goldsberry, Cynthia A. Montgomery and C. William Pollard. All members of the Audit Committee are independent and otherwise satisfy requirements within the meaning of the SEC regulations, the listing standards of the NYSE, and the Company’s Corporate Governance Guidelines to serve as members of the Audit Committee. The Board has determined that two members of the Audit Committee, John W. Rowe and C. William Pollard, are “audit committee financial experts” as defined by SEC regulations and also have accounting or related financial management expertise within the meaning of the listing standards of the NYSE. All members of the Committee have been determined by the Board to be “financially literate” as required by the NYSE listing standards. Information regarding the functions of the Audit Committee and the number of meetings during 2003 is described below under the heading “Audit Committee Report.” The charter of the Audit Committee is attached to this Proxy Statement as Exhibit 1.

Compensation Committee

Members were C. William Pollard (Chairman), A.S. (Pat) MacMillan, Jr., Lawrence R. Pugh and John W. Rowe. All members of the Compensation Committee are independent and otherwise satisfy requirements of SEC regulations, the listing standards of the NYSE, and the Company’s Corporate Governance Guidelines to serve as members of the Compensation Committee. Information regarding the functions of the Compensation Committee and the number of meetings during 2003 is described below under the heading “Report of the Board Compensation Committee on Executive Compensation.” The Compensation Committee administers several compensation plans and oversees a Benefit Finance Committee, which performs a number of functions relating to the Company’s retirement plans.

Finance Committee

Members were William L. Armstrong (Chairman), Jon S. Fossel, Ronald E. Goldsberry and Cynthia A. Montgomery. The committee met five times during 2003. The committee develops and monitors appropriate policy and strategies to guide and govern the lending and investment of funds held by the Company. In accordance with state insurance statutes, the committee has established and oversees an Investment Subcommittee to carry out the daily activities required to authorize and oversee the loans and investments of its insurance subsidiaries.

Governance Committee

Members were Lawrence R. Pugh (Chairman), William L. Armstrong, Hugh O. Maclellan, Jr. and A.S. (Pat) MacMillan, Jr. The committee met four times during 2003. The committee’s primary responsibilities include oversight of the Company’s corporate governance guidelines, reviewing the criteria for selecting new directors and seeking qualified candidates for the Board, developing and implementing a process for evaluating the Board as a whole, and periodically reviewing and making recommendations to the Board regarding membership on the Board’s standing committees.

Compensation of Directors

The Company pays its non-employee directors an annual retainer of $80,000. During 2003, the annual retainer was paid in the form of either stock options or deferred share rights, as elected by each director in accordance with the terms of the Company’s Non-Employee Director Compensation Plan. Any amount not elected to be received in the form of options or deferred share rights is paid to the directors in cash. Effective January 1, 2003, the Board approved a supplemental compensation arrangement reflecting the additional time and responsibilities required of the Board. Under the supplemental arrangement, chairs of the standing committees, with the exception of the Executive Committee, receive an additional retainer of $7,500, and all directors received $1,000 for each special meeting and $500 for each conference call meeting of the Board and of the committees on which they participate. Effective January 1, 2004, the meeting fee was increased to $2,000 for regular and special meetings of the Board and committees, including special committees, on which a director participates in person. The fee for each conference call meeting remains $500. The Co-Chairs of the Office of the Chairman of the Board received a quarterly retainer of $50,000, a one-time grant of 30,000 shares of restricted stock and a one-time grant of 30,000 options. Employees of the Company are not compensated for their services as directors of the Company or any of its direct or indirect subsidiaries. These retainer and fee arrangements are contained in a new Non-Employee Director Compensation Plan of 2004, which became effective January 1, 2004. The new plan continues to allow each director to choose between cash and deferred share rights, but not stock options. The Committee sought advice from its compensation consulting firm in developing the new director compensation plan.

In 1998, directors of Provident participating in the director retirement program were required to convert their accrued account balance on a net present value basis to either stock options or deferred share rights issued under the Non-Employee Director Compensation Plan. Upon leaving the Board, the directors who were formerly directors of UNUM will be entitled to receive an annual consulting fee fixed at $27,500 for the number of full years each director had served as of May 31, 1997, under a former UNUM plan.

There is a stock ownership goal of 20,000 shares of the Company’s common stock for each director. This goal is to be achieved within five years of the adoption of the goal in December 2003, or for new directors within five years of initial election to the Board. Under the Company’s Corporate Governance Guidelines adopted by the Board in February 2004, each director is expected to retain shares received as a result of director compensation for at least three years from the time it vests and should retain at least the number of shares in the ownership goal until retirement from the Board.

Meetings Involving Directors

During 2003, there were sixteen meetings of the Board of Directors. No director attended fewer than 75% of the aggregate of (a) the total number of meetings of the Board of Directors (held during the period for which each was a director) and (b) the total number of meetings held by all committees of the board on which a director served (during the periods that such director served), with the exception of Mr. Fossel, who attended 74% of the aggregate of the total number of meetings of the Board and committees on which he served. Mr. Fossel attended all but one regular board meeting and his absences were incurred primarily during a three week period of time in which he was out of the country when a number of special meetings of the Board were held. These meetings were not scheduled until after he had left the country. In addition to executive sessions of the standing committees, the non-management members of the Board met seven times in executive session during 2003.

The Company’s Corporate Governance Guidelines state that directors should make every effort to attend meetings of the Board and committees of which they are members. The same policy applies to attendance at meetings of stockholders. At the annual meeting of stockholders in 2003, nine members of the Board attended.

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors, and is more fully described in its charter, which is included as Exhibit 1 in this Proxy Statement. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Company’s independent auditors are responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of these financial statements with generally accepted accounting principles. The independent auditors report directly to the Audit Committee, and the Committee is responsible for the appointment, compensation and oversight of the work performed by the independent auditors.

The Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61 (as amended). In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and considered the compatibility of nonaudit services with the auditors’ independence.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held eleven meetings during the year ended December 31, 2003.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

John W. Rowe, Chairman
Jon S. Fossel
Ronald E. Goldsberry
Cynthia A. Montgomery
C. William Pollard

REPORT OF THE GOVERNANCE COMMITTEE

Selection of Nominees for the Board

The Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as by management and stockholders. During 2003 the Committee retained an executive search firm to identify candidates for the Board and primarily to assist the Committee in ascertaining background information and primary experience, determining levels of interest and making arrangements for meetings with prospective candidates. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary in writing in a timely manner accompanied by the required information pursuant to the provisions of the Company’s Bylaws relating to stockholder nominations as described below in “Additional Information — Nominations — Notice Requirement and Procedures.”

Once the Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on information provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate. This may be supplemented by information from a search firm assisting the Committee or by inquiries to the person making the recommendation or others. The preliminary determination on whether to proceed further is based primarily on the need for additional Board members to fill vacancies or to expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. The Committee evaluates the prospective nominee against the general criteria set forth in the Company’s Corporate Governance Guidelines, including:

•	Personal qualities and characteristics that provide evidence of a reputation for high ethical conduct, integrity, sound judgment and accountability for one’s decisions and actions;

•	Current knowledge and experience in one or more core competencies that will enable the Board to cover adequately the core competencies needed on the Board;

•	Commitment of time that is sufficient for the Board and committee to fulfill its responsibilities;

•	Collegial effectiveness so that each member’s skills and personality fit with other directors in building a Board that is effective and responsive to the needs of the Company;

•	Diversity in viewpoints, gender, ethnic background, age, professional experience and other demographics;

•	The willingness of the prospective nominee to meet the equity ownership guideline; and

•	If the person is being considered for a position as an independent director, whether the requirements for independence are satisfied.

The Committee also considers other experience or qualifications it deems appropriate from time to time, including the current composition of the Board, any needs of the Board in areas of core competencies, and additional members to satisfy Audit Committee requirements. The Committee evaluates any proposed nominee in comparison to other prospective nominees and its view as to the needs of the Board. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, or others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons, if any, who should be nominated by the Board, and the Board determines the nominees after considering the recommendation of the Committee.

Determination of Independence of Directors

In February 2004 the Board adopted the Company’s new Corporate Governance Guidelines. These guidelines meet or exceed the new listing standards adopted by the NYSE during 2003. The portion of the Corporate Governance Guidelines addressing director independence is included in this Proxy Statement below under “Additional Information — Independence of Directors.” The full text of the Corporate Governance Guidelines can be found on the Company’s website (www.unumprovident.com under the “Investors & Shareholders” tab). A copy may also be obtained upon request from the Corporate Secretary.

Following the gathering of information by the Corporate Secretary about relationships of directors to the Company that might affect their independence, the Board at its February 2004 meeting considered the bright line criteria set forth in the NYSE listing standards and also considered other relationships prior to making a determination that each of the non-management directors, including persons and organizations with which the director has an affiliation, has no material relationship with the Company. In reaching this determination, the Board applied categorical standards as to immateriality. These are included in the Corporate Governance Guidelines and set forth below under “Additional Information — Independence of Directors.”

The purpose of this review was to determine whether any such relationships were inconsistent with a determination that the director is independent. As a result of this review, the Board affirmatively determined that all of the directors are independent of the Company with the exception of Thomas R. Watjen, the Chief Executive Officer.

Stockholder Communications with the Board

Stockholders interested in communicating with the Board or certain members thereof, may do so by writing to the Corporate Secretary, UnumProvident Corporation, 1 Fountain Square, Chattanooga, Tennessee 37402. Effective March 10, 2004, the Board approved a process for handling letters received by the Company and addressed to non-management members of the Board. Under this process, the Corporate Secretary reviews all such correspondence and regularly provides to the Chairman of the Governance Committee a log and copies of all such correspondence. The Chairman of the Governance Committee shall determine whether further distribution of such correspondence is appropriate and to whom it should be sent. Any director may at any time review this log and request copies of any such correspondence. Concerns received relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Internal Auditor and handled in accordance with procedures established by the Audit Committee for such matters.

Code of Business Practices and Ethics

In May 2003 the Board adopted a Code of Business Practices and Ethics applicable to all directors, officers and employees of the Company. Separately, the Board adopted a Code of Ethics applicable to the CEO and certain senior financial officers of the Company. Both of these Codes are available on the Company’s website. The Company intends to post waivers of the Code of Business Practices and Ethics granted to executive officers or directors on the Company’s website and to report waivers of the Code of Ethics granted to the CEO or certain senior financial officers to the SEC.

Lawrence R. Pugh, Chairman
William L. Armstrong
Hugh O. Maclellan, Jr.
A.S. (Pat) MacMillan, Jr.

REPORT OF THE BOARD COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is composed solely of members who are independent and who are “Non-Employee Directors” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934 and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The committee met seven times during 2003.

The Committee is responsible for oversight with regard to the compensation and benefit strategies of the Company. This responsibility includes monitoring development, adoption and implementation of compensation and incentive programs, as well as compensation philosophy, compensation for the Chief Executive Officer, reviewing and approving recommendations for long term and annual incentive awards for senior management, reviewing and approving employment agreements, change in control agreements, severance agreements or plans, or similar agreements for officers. The Committee’s duties also include reviewing and approving new incentive or performance plans for officers, recommending to the Board or approving equity based incentive plans for officers and employees, approval of new benefit plans or material changes to existing benefit plans that are material to the Company, and recommending to the Board matters relating to the compensation of directors.

This report addresses the Company’s compensation policies and practices, and the Compensation Committee’s decisions regarding 2003 compensation as they affected the Chief Executive Officer and the four other most highly paid executive officers of the Company for 2003 (other than Mr. Chandler who was replaced as CEO in late March 2003). These five individuals are collectively referred to as the “named executive officers.” These policies and practices also generally affect the compensation of the Company’s other officers and high level executives.

Compensation Philosophy

The Committee establishes compensation, including executive compensation, according to the following principles of the Company’s compensation philosophy:

•	Emphasize a performance culture by providing all employees with competitive base pay and incentive opportunities. Annual incentive opportunities, for those eligible, will be based on the Company’s achievement of selected annual goals and an appraisal of individual performance in the context of targets set each year. Long term incentives are generally equity-based, and their value will therefore be dependent on share price performance over a longer period.

•	Consider roles, skills, abilities, experience and performance expectations on an individual level so that total pay levels will reflect both the competitive market and individual performance.

•	Reinforce an ownership culture in the Company, and accomplish this by making equity-based compensation vehicles generally available to key managers of the Company, and requiring senior executive officers to hold equity awards for a specified period of time after exercise or vesting.

Stock Ownership Goals

Alignment of the interests of designated executives with the Company’s stockholders is an important feature of the Company’s executive compensation programs. During 2003, the Compensation Committee moved from share ownership goals to an equity retention program. These deal with both the issue of how long a person receiving an equity-based compensation award is expected to retain the securities or a percentage thereof and what percentage of such securities the person is expected to retain as long as the person remains an employee of the Company. Retention in both instances will take into account the individual’s job level. Under the equity retention program, the CEO and Chief Administrative Officer are required to hold 100% of shares acquired for at least three (3) years following acquisition and 75% of the shares are required to be held until retirement or termination. For the remaining named executive officers, the program indicates that 60% of the shares are required to be held for at least 3 years following acquisition and 30% of the shares are required to be held until retirement or termination.

Peer Group

For purposes of obtaining comparative compensation data for executive officers, the Committee has used a peer group comprised of a mix of insurance and financial services companies. The peer group continues to be reviewed periodically with the Compensation Committee. Companies are added and deleted as consolidation occurs and business objectives change. The Committee also considers other groupings of companies in comparing information indicated by the peer group. The companies in the peer group include those that the Company has determined are its competitors for executive talent. This is a different group of companies than is included in the “Insurance Index” used for the comparison of five year cumulative total return, under “Stock Performance” as set forth on page 19.

Overview

Compensation for executive officers for 2003 consisted of the following components: (1) an annual base salary; (2) a bonus, paid in cash; and (3) restricted stock granted under the Stock Plan of 1999 or deferred cash.

Base Salary

Under the guidelines approved by the Committee in November 1999, base salaries for executive officers generally are established based on Company performance with reference to comparative market data. Base salaries are reflected in employment agreements, which were entered into in connection with the Merger and revised in connection with the replacement of the CEO in March 2003, with two of the named executive officers serving during 2003. Base salaries are reconsidered annually for each of the named executive officers.

Annual Incentive Compensation

Annual incentive target opportunity is generally established based on the level of the position and the responsibilities that accompany that position, as well as market data from peer group companies.

During 2003, since the Management Incentive Compensation Plan of 1994 had expired, the Committee approved the 2003 Annual Incentive Plan, a cash plan for incentive awards based on performance measures included in the Plan.

Each year, the Compensation Committee establishes performance goals based on one or more corporate performance criteria, and establishes target awards based on the achievement of these goals. Target awards are set as a percentage of base salary. The three performance measures for 2003 were sales, return on equity and earned premium. The Committee considers overall corporate performance in addition to corporate performance under each performance measure. Earnings thresholds were established which must be achieved for there to be payouts under the Annual Incentive Plan.

In addition to corporate goals achievement, the participant’s assessment includes their contribution to the business of the Company, as determined by the Compensation Committee. This contribution may be assessed on non-objective as well as objective measures.

Based on 2003 results, awards to the named executive officers ranged from 44% of salary to 99% of salary. All awards were paid in cash.

Long-Term Incentive Compensation

The Stock Plan of 1999 is used to support the Company’s long-term incentive compensation program. It permits grants to officers, employees, producers and directors of the Company in the form of stock options, restricted stock, stock appreciation rights, and dividend equivalent awards. Generally, the Company makes grants in the first quarter of each year to employees at the officer level, establishing the terms and conditions of options at the time of grant.

In February 2003, the 2003 Long Term Incentive (“LTI”) program was approved. This program did not use stock options, which have been the primary vehicle used in the past for the Company’s LTI programs. The 2003 program was denominated in dollar amounts, by position level and these reflect several considerations, including market data. The individual awards also reflected individual performance in 2002. The 2003 program for those participants, other than Messrs. Watjen, Copeland and Greving, allowed participants to choose between an award in deferred cash or in restricted stock, with either form being subject to three-year cliff vesting, but not otherwise subject to corporate performance requirements. Once elections were made by the participants, grants of restricted stock or deferred cash, with three year cliff vesting, were made in April 2003.

For Messrs. Watjen and Copeland, the 2003 LTI program was different. It had a payout opportunity ‘at risk’ based upon achievement of goals consistent with budgets including net income, ROE and earnings per share and developing and implementing a comprehensive strategy which includes achievement of four designated performance objectives. Payment of the opportunity was to occur when the Committee determined that goals were achieved. Since the payout decision rests solely with the Committee, discretion and judgment could also be applied to the value of award opportunity. Competitive norms provided a useful starting point; however, the Committee also considers, in its sole discretion (a) projected and actual stock price changes generated by goal achievement, (b) budget constraints, and (c) historical long term incentive grant practices. Targets of $1.5 million and $700,000, were set for Mr. Watjen and Mr. Copeland, respectively.

In May 2003, the Committee determined that 50% of the goals had been achieved and therefore, 50% of the target amounts were granted in the form of restricted stock with a 3 year cliff vesting cycle. Additionally, in February 2004, the Committee approved an additional 30% of the target grants. Work continues on the remaining 20% of the goals, and the Committee decided to withhold these awards until completion of the goals.

For 2004, the Company will be moving to a performance-based system of awarding restricted stock which improves the linkages to corporate performance as part of the Company’s strategic plan. In order to move to a performance-based system, the Company will establish corporate performance factors. These performance goals will be on a three-year projected basis with an allocation for each year, so that there is a measurable goal for 2004, 2005 and 2006. The factors selected for 2004 are earned premium, return on equity and capital formation. At the end of 2004, the Compensation Committee will determine the Company’s performance versus the identified goals. Based on a balance of corporate performance, acceptable levels of expense, stock price, and other factors, the Committee will determine the amount of the aggregate restricted stock award pool. Then, each participant’s manager will make a recommendation based on individual performance.

There will be a group of senior executives (including the named executive officers) who will have 75% of their LTI for 2004 based on the corporate performance described above and the remaining 25% will be based on individual goals for the person based on the aspects of the business that person can impact. The performance assessment of the 25% portion would be totally in the discretion of the Committee and not subject to a formula as with the corporate performance. The Committee may determine that some variation in the 75/25 allocation be made for one or more of the senior executives depending on the goals and the executive’s ability to impact selected goals.

Chief Executive Officer Compensation

Compensation of the Chief Executive Officer follows the philosophy for executive compensation described above. In setting CEO compensation, the Committee considered several factors, including the Company’s overall pay philosophy and philosophy towards executive stock ownership, Mr. Watjen’s recent appointment as permanent CEO of the Company, and competitive market practices.

Base Salary

Mr. Watjen’s base salary was increased to $900,000 at the time he was appointed to the post of CEO on an interim basis in March of 2003. Given the level of the 2003 increase, and the timing of his appointment to the post of permanent CEO, the Committee made no increase in Mr. Watjen’s base salary for 2004.

Annual Incentive Compensation

Under the terms of Mr. Watjen’s employment agreement, Mr. Watjen was eligible to receive an annual bonus for 2003 with a target level of not less than 100% of his annual base salary for 2003. In March 2004, Mr. Watjen received an annual bonus of $891,000 for 2003, under the 2003 Annual Incentive Plan as described above.

Long Term Incentive Compensation

In addition to the 2003 long term incentive described above for Mr. Watjen, the Committee believes that long-term incentives should focus the CEO on, and reward him for, increases in total shareholder return. These incentives should reward the CEO for the achievement of long-term strategic and operational goals that are linked to and promote shareholder value creation. As such, the Committee approved a long-term incentive program for Mr. Watjen that combines the use of premium-price options and performance-based restricted stock awards.

The first element of the long-term incentive award is an award of 600,000 stock options. These stock options are divided into 3 tranches of 200,000 stock options each, with the following exercise prices: $14.86 (reflecting the fair market value of the stock on the date of grant), $18.00 (reflecting approximately 20% stock price appreciation over the grant date price), and $21.00 (reflecting approximately 40% stock price appreciation over the grant date price).

This structure conveys the Committees’ goal of initially rewarding the CEO to the extent that stockholders have first experienced pre-established levels of share price appreciation, thereby motivating the CEO to focus on enhancing the total stockholder return experienced by stockholders over the long term. This award is consistent with providing Mr. Watjen opportunities to increase his stock ownership in the Company, which at March 26, 2004 was 2,311,643 shares owned beneficially, including 318,225 outstanding shares, 157,878 restricted shares and 1,835,540 outstanding options (1,143,874 of which are exercisable within 60 days). This award anticipates that no stock option awards will be made in 2005 or 2006, although the Committee retains the authority and discretion to make additional grants of stock options as appropriate to recognize outstanding performance by the CEO.

The second element of the CEO’s long-term incentive award consists of the opportunity to earn up to 50,000 shares of restricted stock, depending on the Committee’s assessment of the CEO’s performance in relation to pre-established performance goals for 2004. After the 2004 fiscal year, the Committee will assess the level of achievement reached by the CEO with respect to four designated performance objectives. These goals are viewed by the Committee as critical to the Company’s long-term financial success.

All restricted shares awarded, if any, will be subject to a 2-year vesting schedule, such that the awarded shares will be forfeited if Mr. Watjen does not remain employed by the Company through December 31, 2006. Performance-based restricted stock award opportunities in the amount of 100,000 shares each, structured similarly to the 2004 award opportunity, are anticipated for the 2005 and 2006 fiscal years. Performance goals for such award opportunities will be reassessed each year, depending on the prior year’s achievements and any shifts in corporate strategy. This award structure is designed to reward the CEO for corporate achievements that are within the CEO’s control and are believed to promote long-term share price appreciation. In addition, these award opportunities can deliver awards that represent actual share ownership and alignment with stockholders.

Million Dollar Deduction Limitation (IRC Section 162(m))

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the Company’s ability to deduct compensation in excess of $1,000,000 paid during a tax year to the Chief Executive Officer and to any of the four other highest paid executive officers at year end who exceed that amount. Certain performance-based compensation is not subject to such deduction limit. The Compensation Committee takes into account the deductibility of executive compensation while retaining the discretion necessary under the circumstances to compensate executive officers in a manner commensurate with performance and the competitive market for executive talent, even though the requirements of Section 162(m) may not be satisfied.

Since the bonus amounts for 2003 were not paid under a 162(m) qualified Plan, they do not meet the criteria to qualify under Section 162(m). The only bonuses to which this applies are $758,500 of Mr. Watjen’s 2003 bonus award and $122,300 of Mr. Copeland’s 2003 bonus award since they are the only named executive officers reaching the $1,000,000 threshold for 2003. The Company is seeking stockholder approval of a 162(m) qualified annual incentive plan at this Meeting.

Compensation Committee Interlocks and Insider Participation

There are no interlocking arrangements involving service by any executive officer of the Company on the compensation committee of another entity and an executive officer of such other entity serving on the Company’s Compensation Committee.

C. William Pollard, Chairman
A.S. (Pat) MacMillan, Jr.
Lawrence R. Pugh
John W. Rowe

COMPENSATION TABLES

The following table summarizes the compensation of persons serving as Chief Executive Officer and the four other most highly compensated executive officers for the years 2001, 2002 and 2003.

	Annual Compensation								Long Term Compensation
							Awards
Name & Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)		Restricted Stock Awards ($) (1)		Securities Underlying Options (#)		All Other Compensation ($)
Thomas R. Watjen President and Chief Executive Officer	2003 2002 2001	862,500 650,000 600,000	896,000 373,750 800,000	(2)	18,111 17,312 16,285	(3)	750,004 0 2,814,000	(4)	600,000 275,000 250,000	(5)	7,578 8,078 6,800	(6)
F. Dean Copeland Senior Executive Vice President and General Counsel and Chief Administrative Officer	2003 2002 2001	602,500 400,000 380,000	519,800 184,000 450,000	(2)	24,824 20,673 45,310	(3)	350,002 0 844,200	(4)	0 150,000 130,000		7,778 3,411 6,800	(6)
Robert O. Best Executive Vice President — Client Services Center & Chief Information Officer	2003 2002 2001	328,750 295,000 295,000	195,656 123,050 210,000	(2)	13,390 25,599 13,916	(3)	210,000 0 84,420	(4)	0 32,000 30,000		8,078 7,453 6,800	(6)
Robert Greving Executive Vice President & Chief Financial Officer	2003 2002 2001	306,667 268,750 242,500	171,991 95,914 165,000	(2)	8,677 6,957 10,828	(3)	0 0 84,420	(4)	0 25,000 25,000		8,078 8,028 6,800	(6)
Peter C. Madeja Executive Vice President — Benefits Center & President, GENEX	2003 2002 2001	308,762 287,511 267,462	145,359 202,472 180,000	(2)	0 0 0		200,006 0 84,420	(4)	0 27,000 25,000		13,252 12,535 11,978	(7)
J. Harold Chandler Chairman, President and Chief Executive Officer	2003 2002 2001	300,000 1,000,000 950,000	5,000 0 1,500,000	(2)	8,979 103,989 95,466	(3)	0 0 0		0 550,000 550,000		17,316,263 3,245 6,800	(8)

__________

(1)	As of December 31, 2003, the Named Executive Officers held the following aggregate shares of restricted stock, with the following values (based on December 31, 2003 closing price of $15.77 per share): Mr. Watjen, 161,350 shares valued at $2,544,490; Mr. Copeland, 58,630 shares valued at $924,595; Mr. Best, 20,962 shares valued at $330,571; Mr. Greving, 1,000 shares valued at $15,770 and Mr. Madeja, 20,012 shares valued at $315,589. Additionally, two of the Named Executive Officers held performance shares which were issued in February 2002 under the Performance Subplan II of the MICP upon deferral of the 2001 incentive award into shares. These performance shares are subject to a risk of forfeiture for three years. The number of performance shares held along with their value as of December 31, 2003 are as follows: Mr. Copeland, 1,022 shares valued at $16,117; and Mr. Greving, 749 shares valued at $11,812. The value of the 2001 performance shares is not included in this column.

(2)	Bonus amount includes $5,000 given to all officers who attended Company’s leadership meeting in February 2003.

(3)	The amounts reported for Messrs. Watjen, Chandler, Copeland, Best and Greving are amounts reimbursed for payment of taxes in connection with certain Company related expenses.

(4)	See the “Report of the Board Compensation Committee on Executive Compensation — Long Term Incentive Compensation” for information relating to the 2003 program for the named executive officers. Except for Messrs. Watjen, Copeland, and Greving, the 2003 Long Term Incentive Compensation awards gave our executives a choice between restricted stock and deferred cash. Mr. Watjen received 61,350 shares, Mr. Copeland received 28,630 shares, Mr. Best received 19,962 shares, and Mr. Madeja received 19,012 shares. Mr. Greving received deferred cash of $210,000 because he was not in a position to elect restricted stock. All restricted shares and deferred cash vest at the end of the third anniversary from the date of the grant. Dividends are paid on restricted stock.

(5)	See the “Report of the Board Compensation Committee on Executive Compensation — Chief Executive Officer Compensation” for information relating to this stock option grant.

(6)	The amount reported includes $78 premium on term life insurance provided by the Company and the remaining amount is the Company match to its long-term 401(k) retirement plan.

(7)	The amount reported includes $7,996 for the Company’s match to a long-term 401(k) retirement plan, and $5,256 premium on life insurance paid by the Company on his behalf.

(8)	Per the terms of his employment agreement in connection with his termination, Mr. Chandler received an $8,100,000 severance payment, a payment of $8,841,380 for retirement benefits and a $369,863 accrued bonus payment when his employment terminated on March 28, 2003. The remaining amount includes $20 for the premium on term life insurance provided by the Company and $5,000 for the Company’s match to a long-term 401(k) retirement plan. On March 29, 2004, the Court approved the settlement of a lawsuit brought by Mr. Chandler against the Company. See “Employment Agreements” below.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted (#) (1) (3)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Grant Date Present Value (2)
Thomas R. Watjen	200,000 200,000 200,000	31.6% 31.6% 31.6%	$14.86 $18.00 $21.00	2/12/11 2/12/11 2/12/11	$681,429 $502,601 $376,480

__________

(1)	Options granted are non-qualified stock options, with the exercise price equal to $14.86 (reflecting the fair market value of the stock on the date of grant), $18.00 (reflecting approximately 20% stock price appreciation over the grant date price), and $21.00 (reflecting approximately 40% stock price appreciation over the grant date price). All options granted were for Company common stock. To encourage increased ownership, the Stock Plan includes what is commonly referred to as a “reload” feature. Under this arrangement, when options are exercised, payment for the option shares by delivery of shares already owned by the optionee entitles the optionee to a new stock option grant equal to the number of shares delivered. The new option grant has terms equal to the remaining term of the options that were exercised, and the option price is the then current fair market value of the common stock. Beginning in November 2001, the Company’s reload feature became more restrictive and is generally included in new grants only when the optionee is an named executive officer.

(2)	The grant date present value of options granted in 2003 was determined using the Black-Scholes option pricing model. The underlying assumptions were as follows:

Volatility.    Volatility was calculated using 72 monthly stock prices for all grants. The volatility was 24.7% for the grant.

Risk-Free Rate of Return.    Rates of return were based on U.S. Treasury strip rates of return for an investment whose term is equal to the time of exercise of the option (as defined below). The rate for the grant was 3.72%.

Dividend Payout Rate.    The dividend payout rates were determined by dividing the expected annual dividend rate by the exercise price.

Time of Exercise.    The time of exercise was assumed to be 6 years from the date of grant.

All options have a three year ratable vesting period before the options may be exercised. Therefore, a discount of 3% per year of vesting was applied in determining the grant date present value of these options to recognize the risk of forfeiture.

(3)	Each tranche of options granted vest 33-1/3% per year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION VALUES

The following table shows information concerning options for the Company’s common stock exercised by the named executive officers during 2003 and the value of unexercised options held by the named executive officers at December 31, 2003:

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at FY-End(#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at FY-End($) Exercisable/Unexercisable(1)
Thomas R. Watjen (2)	0	0	968,874/866,666	139,482/182,000
F. Dean Copeland	0	0	457,110/143,333	69,741/0
Robert O. Best	0	0	202,957/31,333	48,388/0
Robert Greving	0	0	68,680/25,000	37,188/0
Peter C. Madeja	0	0	151,916/26,334	51,280/0
J. Harold Chandler	0	0	3,395,765/0	0/0

__________

(1)	For all exercisable and unexercisable in-the-money options, the value is calculated as the difference between the fair market value (closing price) of the Company’s common stock on December 31, 2003 and the exercise price of the options.

(2)	The amounts for Mr. Watjen exclude 73,000 options of which he relinquished ownership and economic interest pursuant to a domestic relations order in January 1997. The value of the options transferred pursuant to the domestic relations order, all of which are exercisable, is $0.00.

PENSION PLAN TABLE

The following table illustrates the combined estimated annual benefits payable under the UnumProvident Employees Pension Plan and Trust (“the Pension Plan”) and the UnumProvident Supplemental Pension Plan (the “Supplemental Plan”) upon normal retirement of participants with varying Final Average Earnings (as defined below) and years of Credited Service. The amounts shown are annual payments for the life of a participant who retires at age 65. Specific variations from the table for the named executives are discussed below. As of December 31, 2003, Messrs. Best, Chandler, Copeland, Greving, and Watjen had 9, 9, 7, 7, and 9 years of benefit service respectively. If Messrs. Best, Copeland, Greving and Watjen were to continue their employment with the Company until age 65, the respective years of benefit service would be 21, 7, 21, and 26 for computing benefits.

UnumProvident Corporation
Pension Equity Plan — Proxy Statement
New Pension Equity Formula on all Service ($)

	Credited Service
FAE*	10	15	20	25	30	35	40	45
500,000	57,600	88,100	119,700	152,400	186,300	217,300	248,400	279,400
600,000	69,500	106,300	144,400	183,800	224,600	262,000	299,500	336,900
700,000	81,400	124,500	169,100	215,200	262,900	306,800	350,600	394,400
800,000	93,300	142,600	193,700	246,600	301,300	351,500	401,700	451,900
900,000	105,200	160,800	218,400	278,000	339,600	396,200	452,800	509,400
1,000,000	117,100	179,000	243,100	309,400	377,900	440,900	503,900	566,900
1,100,000	129,000	197,100	267,700	340,800	416,300	485,600	555,000	624,400
1,200,000	140,900	215,300	292,400	372,200	454,600	530,400	606,100	681,900
1,300,000	152,800	233,500	317,100	403,600	492,900	575,100	657,200	739,400
1,400,000	164,600	251,600	341,700	434,900	531,300	619,800	708,400	796,900
1,500,000	176,500	269,800	366,400	466,300	569,600	664,500	759,500	854,400
1,600,000	188,400	288,000	391,100	497,700	607,900	709,300	810,600	911,900
1,700,000	200,300	306,100	415,700	529,100	646,300	754,000	861,700	969,400
1,800,000	212,200	324,300	440,400	560,500	684,600	798,700	912,800	1,026,900
1,900,000	224,100	342,500	465,100	591,900	722,900	843,400	963,900	1,084,400
2,000,000	236,000	360,600	489,700	623,300	761,300	888,100	1,015,000	1,141,900

__________

*	Final Average Earnings

The above table reflects the amendment and merger of the Unum Lifecycle Plan, the Provident Retirement Plan for Salaried Employees and the Paul Revere Employees Pension Plan to a Pension Equity formula effective 1/1/2000. Retirement Benefits under this plan include a Basic Benefit based upon age at retirement, years of Benefit Service, Final Average Earnings and Social Security Compensation. An additional Supplemental Benefit based on specified factors and also upon each participant’s age as of 6/30/1997 for former Unum Plan participants and each participant’s age and service as of 3/31/2000 for former Paul Revere plan participants is also a part of the benefit formula. The plan also includes certain limited duration minimum benefits based on formulas in effect prior to 1/1/1997 under the former Unum Pension Plan and under the former Paul Revere Pension Plan and former Provident Pension Plan in effect prior to 3/31/2000. “Final Average Earnings” is defined as the average of salary plus annual cash incentive payments for the five years in which earnings were highest within the last 10 years of employment. “Social Security Compensation” means the average of the annual Social Security taxable wage base in effect during the 35 year period ending when the employee reaches Social Security Retirement Age. Accrued benefits are 100 percent vested after 5 years of service. Because the Supplemental Benefit varies based upon age and/or service at either 6/30/97 or 3/31/2000 and by participation in designated prior plans, and Social Security Covered Compensation varies with year of birth, the retirement benefits shown above are averages; benefits for individual executives may be 10 to 15 percent higher or lower than shown.

The Supplemental Pension Plan provides benefits equal to the difference between what the Pension Plan can pay reflecting the limits imposed by Sections 401(a) and 415 of the Code and what the Pension Plan would otherwise have paid had these limits not existed. All participants in the Pension Plan who terminate or retire after 1/1/2000 and are affected by the limits are eligible to participate in the Supplemental Plan, including Messrs. Best, Copeland, Greving, and Watjen. Prior to his termination, Mr. Chandler was also eligible to participate in the Supplemental Plan. Effective 1/1/1997, for former Unum plan participants, the Supplemental Plan also pays benefits that would have been paid by the Pension Plan had compensation not been deferred. This provision is effective 1/1/2000 for participants in the former Provident and Paul Revere Pension Plans.

Employment Agreements

In late March 2003, the Board of Directors replaced Mr. Chandler as Chairman, President and Chief Executive Officer of the Company, and he subsequently resigned as a director of the Company. The terms of Mr. Chandler’s employment were subject to an employment agreement that had been entered into at the time of the Merger and subsequently amended and restated on November 10, 2000.

The Board of Directors determined to pay severance and other benefits due under the employment agreement for an involuntary termination. The Company paid to Mr. Chandler $17,311,242 (approximately $8.5 million of which represented three times the sum of the highest annual bonus paid to him for any of the three years prior to termination and his annual base salary, plus an amount representing a pro rated portion of a bonus for 2003, and approximately $8.8 million of which represented the present value of a retirement benefit equal to 51% of the average of his final average earnings, less under the circumstances any benefit payable pursuant to the Company’s Pension Plan). Mr. Chandler disputed aspects of the termination, including, the correctness under the employment agreement of the amount that the Company paid him. He brought a lawsuit against the Company in July, 2003, in the Chancery Court of Hamilton County, Tennessee, alleging, among other things, that the severance and retirement benefits had not been correctly calculated due to an interpretation of the employment agreement in determining final average earnings. On March 29, 2004, the court approved a settlement resolving the dispute under which the Company paid to Mr. Chandler $2,952,185 in full settlement of all claims related to termination under the employment agreement.

Other aspects of the employment agreement resulting from the termination were not affected by the settlement. All stock options vested, all restrictions on restricted stock awards lapsed, and other equity-based awards vested. All options, except those granted at the time of the Merger as discussed below, remain exercisable for a period of three years or the earlier expiration of their initial term. Under the employment agreement at the time of the Merger there was an initial grant of options to acquire 500,000 shares of the Company’s common stock, which vested ratably over four years and has an exercise price of $55.1799 per share. The initial option grant remains exercisable for the remainder of its term. Lifetime medical and dental benefits will be provided to Mr. Chandler and his spouse on the same basis as such benefits are provided to senior executive officers of the Company, but coverage will be secondary, and the aggregate amount of premium payments for such coverage may not exceed $1,000,000.

Mr. Chandler is subject to a prohibition against divulging confidential information.

The Company also entered into employment agreements at the time of the Merger with Messrs. Watjen and Copeland. The respective agreements for each of these individuals superseded previous agreements with the Company regarding the employment and the termination of these executive officers. These agreements were amended in July 2002 to be effective as of January 1, 2002, and amended again effective March 31, 2003.

The March 2003 amendments reflect the following changes as to Mr. Watjen: (i) his position changed from Vice Chairman and Chief Operating Officer to President and Chief Executive Officer for an interim period beginning March 31, 2003 and ending when he or another person assumes the position as the new Chief Executive Officer, (ii) his annual base salary was increased to $900,000 effective March 31, 2003, (iii) in instances of termination for Good Reason or by the Company without Cause when a change in control is not involved, there is a reduction in the severance amount paid by the Company over an 18 month period by any amount earned by Mr. Watjen if he earns more than $200,000 from subsequent employment during such period, and (iv) notice of termination for Good Reason by Mr. Watjen is notice of resignation of all elected positions with the Company. On September 29, 2003, following an extensive search by a committee of the Board, which included the consideration of Mr. Watjen as a candidate, the Board selected Mr. Watjen as the best person considered to lead the Company as its President and Chief Executive Officer.

The March 2003 amendments reflect the following changes as to Mr. Copeland: (i) while serving as Senior Executive Vice President and General Counsel, he has the additional position of Chief Administrative Officer for an interim period beginning March 31, 2003 and ending at such time as the Board determines, (ii) any assignment of Mr. Copeland to duties and responsibilities reasonably related to his qualifications after the interim period shall not constitute Good Reason for purposes of termination, and (iii) his annual base salary was increased to $650,000 effective March 31, 2003.

Mr. Watjen and Mr. Copeland are eligible for a target annual bonus of 100% and 80%, respectively, of base salary. The agreements state that the annual bonus does not include any special or supplemental bonuses that may be awarded. Any incentive awards may be equity-based or in cash. Under the terms of the agreements, the Compensation Committee can award an additional annual deferred compensation (“Deferred Compensation”) amount to the executives in any year in which the Company exceeds its performance targets under its long-term incentive program for officers of the Company. The compensation is deferred for three years, but deferral can be accelerated in thirds if certain individual annual performance goals are met. The agreements provide that any reduction in annual base salary is a basis for Good Reason termination.

The amended agreements clarify the retirement benefit provided to Mr. Watjen and Mr. Copeland. Each executive is entitled to a retirement benefit equal to 2.5 percent of the executive’s Final Average Earnings (as defined) multiplied by his years of Executive Service (as defined) up to 20 years. If the executive retires after age 55, but prior to age 60, his benefit will be reduced by 5% for each year under 60. For purposes of calculating the retirement benefit, the executive will receive full credit for all years of service plus, in the case of Mr. Copeland, five additional years. The retirement benefit provided for in the employment agreement will be reduced by the executive’s benefit under the Company’s Pension Plan and Supplemental Plan.

In the event of termination of employment by the Company without Cause or by the executive for Good Reason, Mr. Watjen will receive an amount equal to three times the sum of his annual base salary and highest annual bonus paid in any of the three years prior to the date of termination, plus accrued obligations for salary and a pro-rata bonus for the portion of the year preceding termination, any Deferred Compensation, three years of pension accrual, and continued welfare benefit coverage for three years; and in a change in control context, all stock options and other equity-based awards would vest, all restrictions on restricted stock awards would lapse, and options would remain exercisable for a period of two years or the earlier expiration of their initial term.

In the event of termination during employment by the Company without Cause or by the executive for Good Reason, Mr. Copeland will receive an amount equal to two times (unless termination is in a change in control context, then three times) the sum of his annual base salary and highest annual bonus paid in any of the three years prior to the date of termination, plus accrued obligations for salary and bonus during the portion of the year preceding termination, any Deferred Compensation, and continued welfare benefit coverage for two years (three years in a change in control context); and in a change in control context, (x) three years of additional pension accrual and (y) all stock options and other equity-based awards would vest, all restrictions on restricted stock awards would lapse, and options would remain exercisable for a period of two years or the earlier expiration of their initial term. In the event of termination resulting from retirement, Mr. Copeland will receive any Deferred Compensation, accrued obligations for salary and bonus during the portion of the year preceding retirement, any other benefit due under Company plans or policies, the retirement benefit discussed above and the vesting of equity awards.

Under the employment agreements the executives will serve for two-year terms, with automatic renewals for successive two-year terms unless either party provides prior written notice, however, Mr. Copeland or the Company may notify each other at any time that Mr. Copeland’s employment will terminate due to retirement after age 65 (except in a change of control context, when the effectiveness of such notice given by the Company shall be delayed until the second anniversary of such change of control, or if no change in control occurs, the first anniversary of the Company’s entrance into an agreement, which if consummated would have constituted a change in control).

If any payments pursuant to the agreement or otherwise would be subject to any excise tax under Section 4999 of the Internal Revenue Code, the Company will provide an additional payment such that these individuals retain a net amount equal to the payments each would have retained if such excise tax had not applied.

Change in Control Severance Agreements

The Company offers Change in Control Severance Agreements to certain other of its senior officers as determined by the Compensation Committee. The essential provisions of the agreements provide certain benefits in the event the senior officer’s employment is terminated by the Company without Cause or by the officer for Good Reason as defined in the plan, within a two year period following a change in control, or in certain circumstances prior to a change in control. The severance benefits include:

•	Payment of two times base salary and bonus (based on higher of pre-change-in-control salary and bonus or current salary and bonus);

•	Pro rata bonus, assuming achievements of target;

•	Two years additional service credit towards pension benefit accrual, including both qualified and supplemental plans;

•	Continued medical and dental coverage for two years (secondary to coverage obtained from subsequent employer);

•	Vesting of all equity-based awards which remain exercisable for ninety days from the date of termination;

•	Vesting of accrued pension benefits, including both qualified and supplemental retirement plans; and

•	Payment of all deferred compensation and outplacement services in accordance with the Company’s policies.

If any payments pursuant to the agreement or otherwise would be subject to any excise tax under Section 4999 of the Internal Revenue Code, the Company will provide an additional payment such that these individuals retain a net amount equal to the payments each would have retained if such excise tax has not been applied, unless a reduction in the payments by no more than 10% would result in no excise tax. Messrs. Best, Greving and Madeja are among the officers who have a change in control severance agreement as described above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, the Company’s directors, officers, and 10% beneficial holders of common stock are required to file with the Securities and Exchange Commission certain forms reporting their beneficial ownership of and transactions in common stock. Based solely upon information provided to the Company by each such person, the Company believes that each of its directors and officers and 10% beneficial owners filed all required reports on a timely basis during the last fiscal year, with the exception of Joseph R. Foley whose Form 4 reporting a change in beneficial ownership of the Company’s common stock during November 2003 was late filed due to an administrative error by the Company. There were derivative securities for five shares reported on the Form 4, which were acquired as a result of an automatic dividend on phantom shares of the Company’s common stock owned by Mr. Foley pursuant to a grant under the Management Incentive Compensation Plan.

COMPANY PERFORMANCE

The following graph shows a five year comparison of cumulative total returns for the common stock of the Company (NYSE symbol: UNM), based on UNUM (NYSE symbol: UNM) historical and Provident (NYSE symbol: PVT) historical performance, the S&P Composite Index and the Insurance Index (non-weighted average of “total returns” from the S&P Life Index and the S&P Multi-line Index).

UNUMPROVIDENT

180
140
100
60
20
1998
1999
2000
2001
2002
2003

	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03
UNM	100.00	55.68	47.89	48.28	32.74	30.16
S&P 500	100.00	121.04	110.02	96.95	75.52	97.18
Insurance Index	100.00	108.02	136.52	119.24	93.75	114.04

The Report of the Board Compensation Committee on Executive Compensation, the Company Performance graph, and the Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, they shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

SECURITY OWNERSHIP

The following table sets forth the information regarding the beneficial ownership of the common stock of the Company, as of March 26, 2004, by each director, nominee, and named executive officer, and by all directors, nominees, and executive officers as a group. The total number of shares beneficially owned by each person include those which are deemed to be beneficially owned under applicable Securities and Exchange Commission regulations. Unless otherwise indicated, the person indicated holds sole voting and disposition power.

Name	Shares Beneficially Owned	Shares Beneficially Owned Subject to Options Exercisable as of May 25, 2004	Deferred Share Rights or Phantom Shares	Total Shares Beneficially Owned	% of Company Common Stock
William L. Armstrong (1)	31,771	45,479	716	77,966	*
Jon S. Fossel (1)	0	0	7,385	7,385	*
Ronald E. Goldsberry (1) (2) (3)	19,547	19,533	21,638	60,718	*
Hugh O. Maclellan, Jr. (4)	12,217,084	43,654	0	12,260,738	4.1
A. S. (Pat) MacMillan	527	13,806	0	14,333	*
C. William Pollard (1)	52,895	0	4,782	57,677	*
Lawrence R. Pugh (2)	40,448	48,733	11,850	101,031	*
John W. Rowe (1) (2) (5)	8,500	31,633	18,584	58,717	*
Thomas R. Watjen (6)	476,103	1,143,874	0	1,619,977	*
F. Dean Copeland (6) (7)	136,704	550,443	10,468	697,615	*
Robert O. Best (6)	75,877	223,624	0	299,501	*
Robert C. Greving (6) (7) (8)	10,046	85,347	3,764	99,157	*
Peter C. Madeja (6) (7)	45,992	169,250	2,930	218,172	*
J. Harold Chandler (9)	17,712	3,395,765	0	3,413,477	1.1
All directors and executive officers as a group (1) (2) (4) (6) (7) (10)	13,227,004	6,152,303	82,973	19,462,280	6.4

*	Denotes less than one percent

(1)	Includes number of shares of phantom Company common stock representing deferred share rights awarded under the Company’s Non-Employee Director Compensation Plan of 1998.

(2)	Includes number of shares of phantom Company common stock credited to the non-employee directors’ accounts under the former UNUM Corporation 1998 Director’s Deferred Compensation Plan.

(3)	Includes 6,800 shares owned by a family limited partnership.

(4)	As of February 24, 2004, Mr. Maclellan had sole voting power over 2,006,780 shares and shared voting power over 10,210,304 shares (total 12,217,084 shares), and sole investment power over 1,478,763 shares, and shared investment power over 10,738,321 shares (total 12,217,084 shares) of the Company’s common stock. The Maclellan Foundation, Inc. (the “Foundation”), a charitable organization treated as a private foundation for federal income tax purposes, holds 8,509,604 of these shares, for which Mr. Maclellan, a Trustee and President of the Foundation, holds a revocable proxy. Totals listed above do not include 62,143 shares of Company’s common stock voted solely by spouse, Nancy B. Maclellan, of which beneficial ownership is disclaimed. Also totals do not include options to purchase 43,654 shares of Company’s common stock, all of which are exercisable on or before May 25, 2004.

(5)	Includes 7,000 shares held by Mr. Rowe’s spouse and 500 shares held by Mr. Rowe’s child.

(6)	Shares owned by Messrs. Watjen, Copeland, Best, and Greving and the executive officers as a group include shares owned in the Company’s 401(k) plan.

(7)	Includes number of shares of phantom Company common stock representing performance shares awarded under the Performance Share Plan of the Amended and Restated Annual Management Incentive Compensation Plan of 1994. These performance shares represent deferred compensation based on the value of the market price of the Company common stock at the time the compensation is earned. The performance shares include both shares awarded and shares resulting from the gross-up described in the plan (“premium shares”). The performance shares cannot be converted into stock for a period of three years after grant, unless (with respect to the awarded shares only) the participant terminates employment with the Company. As a result of the merger with UNUM, a change in control occurred under the terms of the MICP and premium shares, which were granted prior to the merger and previously subject to forfeiture for a period of three years, vested.

(8)	Includes 1,300 shares owned by Mr. Greving’s spouse.

(9)	All shares owned by Mr. Chandler’s spouse.

(10)	Includes shares owned jointly or separately by spouses and minor children of all directors and executive officers as a group.

BENEFICIAL OWNERSHIP OF COMPANY’S COMMON STOCK

Detailed information about the security ownership of beneficial owners of more than 5% of the Company’s common stock is set forth below including beneficial ownership based on sole voting and shared voting power and investment (dispositive) power.

The Company does not know of any other person that is a beneficial owner of more than five percent (5%) of Company’s common stock. Information is given as of December 31, 2003, unless otherwise indicated.

Beneficial Ownership Based on Voting Power

Name and Address of Beneficial Owner	Amount Beneficially Owned (1) (Voting Power)	Percent of Company Common Stock Outstanding
Dodge & Cox One Sansome Street, 35th Floor San Francisco, CA 94105	24,269,331 (2)	8.20
Oppenheimer Capital LLC Oppenheimer Tower, World Financial Center New York, NY 10281	18,498,739 (3)	6.30

__________

(1)	Beneficial ownership of securities is disclosed according to Rule 13d-3 of the Securities Exchange Act of 1934.

(2)	This information is based on Schedule 13G dated February 10, 2004 filed with the Securities and Exchange Commission by Dodge & Cox, which reflects beneficial ownership as of December 31, 2003. Securities reported are beneficially owned by clients of Dodge & Cox, which clients may include investment companies registered under the Investment Company Act and/or employee benefit plans, pension funds, and endowment funds or other institutional clients.

(3)	This information is based on Schedule 13G dated February 10, 2004 filed with the Securities and Exchange Commission by Oppenheimer Capital, LLC, which reflects beneficial ownership as of December 31, 2003. Securities reported may be deemed to be beneficially owned by Oppenheimer Capital LLC as a result of its role as a registered investment advisor under Section 203 of the Investment Advisers Act of 1940. Oppenheimer Capital LLC has the sole power to dispose of the shares and to vote the shares under its written guidelines.

Beneficial Ownership Based on Investment Power

Name and Address of Beneficial Owner	Amount Beneficially Owned (1) (Investment Power)	Percent of Company Common Stock Outstanding
Dodge & Cox One Sansome Street, 35th Floor San Francisco, CA 94105	24,490,831 (2)	8.60
Capital Research and Management Company 333 South Hope Street, 5th Floor Los Angeles, CA 90071	15,676,590 (3)	5.20
Oppenheimer Capital LLC Oppenheimer Tower, World Financial Center New York, NY 10281	18,498,739 (4)	6.30

__________

(1)	Beneficial ownership of securities is disclosed according to Rule 13d-3 of the Securities Exchange Act of 1934.

(2)	This information is based on Schedule 13G dated February 10, 2004 filed with the Securities and Exchange Commission by Dodge & Cox, which reflects beneficial ownership as of December 31, 2003. Securities reported are beneficially owned by clients of Dodge & Cox, which clients may include investment companies registered under the Investment Company Act and/or employee benefit plans, pension funds, and endowment funds or other institutional clients.

(3)	This information is based on Schedule 13G dated February 10, 2004 filed with the Securities and Exchange Commission by Capital Research and Management Company, which reflects beneficial ownership as of December 31, 2003. Securities reported are beneficially owned as a result of acting as investment adviser to various investment companies, registered under the Section 8 of the Investment Company Act of 1940. Shares reported by Capital Research and Management Company include 7,126,590 shares resulting from the assumed conversion of 3,100,000 shares of the 8.25% Convertible ACES Units due 5/16/06.

(4)	This information is based on Schedule 13G dated February 10, 2004 filed with the Securities and Exchange Commission by Oppenheimer Capital, LLC, which reflects beneficial ownership as of December 31, 2003. Securities reported may be deemed to be beneficially owned by Oppenheimer Capital LLC as a result of its role as a registered investment advisor under Section 203 of the Investment Advisers Act of 1940. Oppenheimer Capital LLC has the sole power to dispose of the shares and to vote the shares under its written guidelines.

APPROVAL OF THE MANAGEMENT INCENTIVE COMPENSATION PLAN OF 2004
(Item 2 on the Proxy Card)

On February 17, 2004, the Board of Directors adopted the UnumProvident Corporation Management Incentive Compensation Plan of 2004 (the “2004 MICP”) to be effective as of January 1, 2004. Stockholder approval is sought to qualify the plan for purposes of Section 162(m) of the Code. If stockholder approval is not received, the Compensation Committee will determine whether to adopt a non-qualified annual incentive compensation plan, and what the terms and conditions of such a plan would be.

The Company previously maintained the UnumProvident Corporation Management Incentive Compensation Plan of 1994 (the “1994 MICP”), which provided for the grant of annual incentive awards to officers and key employees and the possible deferral of such awards. This plan expired in 2002, and the Compensation Committee approved the 2003 Annual Incentive Plan as a bridge plan for use only for 2003.

A summary of the 2004 MICP is set forth below. The summary is qualified in its entirety by reference to the full text of the 2004 MICP, which is included in this Proxy Statement as Exhibit 2.

The Board of Directors recommends a vote FOR the approval of the 2004 MICP.

Summary of the 2004 MICP

Purpose and Design.  The purpose of the 2004 MICP is to motivate participants to perform in a way that will enable UnumProvident Corporation to reach or exceed its goals. The Plan is a cash-based annual incentive plan, consisting of two subparts: (i) the Executive Officer Incentive Plan, under which incentive awards to designated executive officers are based upon the achievement of objectively determinable corporate performance goals measured over a period of up to twelve months; and (ii) the Employee Incentive Plan, under which incentive awards to employees or officers who are not participants in the Executive Officer Incentive Plan are based upon the achievement of corporate and/or individual performance goals measured over a period of up to twelve months.

Executive Officer Incentive Plan.  Awards under the Executive Officer Incentive Plan are intended to be fully deductible without regard to the $1,000,000 deduction limit imposed by Section 162(m) of the Internal Revenue Code (the “Code”). The stockholders are being asked in this proposal to approve the following list of business criteria on which the Committee may establish objectively determinable performance goals for awards under the Executive Officer Incentive Plan:

•	return on equity

•	overall or selected premium or sales growth

•	stock performance

•	expense efficiency ratios (ratio of expenses to premium income)

•	earnings per share

•	market share

•	revenue

•	customer service measures or indices

•	underwriting efficiency and/or quality

•	persistency factors

•	total stockholder return

•	earnings before interest and taxes (EBIT)

•	earnings before interest, taxes, depreciation and amortization (EBITDA)

•	net income

•	return on assets

•	return on net assets

•	economic value added

•	stockholder value added

•	embedded value added

•	net operating profit

•	net operating profit after tax

•	combined ratio

•	expense ratio

•	loss ratio

•	premiums

•	return on capital

•	return on invested capital

•	profit margin

•	risk based capital

The Committee must establish annual performance goals based on one or more of the above business criteria and set target awards under the Executive Officer Incentive Plan by March 30 of each year (or such later date as may be permitted or required to secure the performance-based compensation exemption from the deduction limits of Code Section 162(m)). Such performance goals may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of a division, business unit, region, department or function within the Company or a subsidiary, and may be measured on the basis of growth in results, or absolute performance against the annual business plan. As soon as possible after the audited results for the Company are available for the year, the Committee will certify the performance against the performance goals and calculate the resulting incentive awards under the Executive Officer Incentive Plan. The Committee may adjust any performance goals during or after a plan year to mitigate the unbudgeted impact of unusual or non-recurring gains and losses, accounting changes, acquisitions, divestitures or “extraordinary items” within the meaning of generally accepted accounting principles and that were not foreseen at the time such performance goals were established; provided that such adjustments would not, in the reasonable judgment of the Committee, prevent the award from qualifying from the “performance-based” exemption from Section 162(m) of the Code.

No incentive award will be payable under the Executive Officer Incentive Plan relative to a performance goal if thresholds established by the Committee for such performance goal are not reached, and the Committee will have the right for any reason to reduce or eliminate (but not increase) any incentive award earned under the Executive Officer Incentive Plan, notwithstanding the achievement of a specified performance goal. The maximum dollar value of any incentive award that may be granted to an executive officer under the Executive Officer Incentive Plan in any year is $2,000,000, measured as of the date of grant.

Employee Incentive Plan.  The Compensation Committee may designate any officer or employee of the Company or its subsidiaries for participation in the Employee Incentive Plan for a given year, but no person may participate in both the Executive Officer Incentive Plan and the Employee Incentive Plan in the same year. Awards under the Employee Incentive Plan are based on an individual’s contribution to the business of the Company, as determined by the Committee, which contribution may be assessed on subjective as well as objective measures. The Committee may increase or decrease an award under the Employee Incentive Plan, regardless of the attainment of the preestablished goals.

Eligibility.  Participation in the 2004 MICP is limited to employees of the Company and its subsidiaries at job levels approved by the Compensation Committee, which, as of December 31, 2003, included approximately 2,374 people.

Plan Administration.  The 2004 MICP will be administered by the Compensation Committee of the Board of Directors. The Committee has the authority and discretion to:

•	Designate participants;

•	Establish the goals and target incentive awards for each year and determine whether or to what extent performance goals were achieved in a given year;

•	Determine the amount of actual awards under the Executive Officer Incentive Plan for each year, or determine amount of actual awards or the methodology for determination and the aggregate amount of awards under the Employee Incentive Plan, subject to the terms of the plan;

•	Increase, reduce or eliminate any incentive award payable under the Employee Incentive Plan, regardless of the achievement of performance goals;

•	Reduce or eliminate (but not increase) any incentive award payable under the Executive Officer Incentive Plan, regardless of the achievement of performance goals;

•	Decide all other matters that must be determined in connection with an incentive award;

•	Establish, adopt or revise any rules or procedures as it may deem necessary or advisable to administer the 2004 MICP;

•	Make all other decisions and determinations that may be required under the 2004 MICP or as the Committee deems necessary or advisable to administer the 2004 MICP;

•	Amend, modify or terminate the 2004 MICP; and

•	Adopt such modifications, procedures, and subplans as may be necessary or desirable to effectuate the compensation incentive objectives of the Company or to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any affiliate may operate, in order to assure the viability of the benefits of awards granted to participants located in such other jurisdictions and to meet the objectives of the 2004 MICP; provided, however, that any such modifications, procedures and subplans shall not apply with respect to participation in the Executive Officer Incentive Plan if they would cause incentive awards thereunder to fail to qualify as “performance-based” compensation as defined in Code Section 162(m).

The Committee may expressly delegate to the Chief Executive Officer or the Chair of the Committee some of the Committee’s authority with respect to the Employee Incentive Plan, pursuant to guidelines approved by the Committee.

Termination and Amendment

The Committee may at any time and from time to time amend, suspend or terminate the 2004 MICP in whole or in part, but no amendment that requires stockholder approval in order for the Executive Officer Incentive Plan to continue to comply with the performance-based compensation exemption from Section 162(m) of the Code will be effective unless it is approved by the Committee and the requisite vote of the stockholders of the Company.

Certain Federal Income Tax Effects

Under current United States federal income tax regulations, when a participant receives payment of a cash incentive award under either the Executive Officer Incentive Plan or the Employee Incentive Plan, the amount of cash will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company.

Benefits to Named Executive Officers and Others

In March 2004, the Committee established the performance goals and target awards under the Executive Officer Incentive Plan and Employee Incentive Plan under the 2004 MICP for performance during calendar year 2004. Actual awards will depend on whether and to what degree the performance goals are met, which cannot currently be assessed. The maximum incentive award that may be paid to any participant in the Executive Officer Incentive Plan in any plan year is $2,000,000.

APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
(Item 3 on the Proxy Card)

The Company currently maintains the UnumProvident Corporation Employee Stock Purchase Plan, under which employees may purchase common stock from the Company at a discount to market prices. On February 17, 2004, the Board of Directors adopted, subject to stockholder approval at the annual meeting, amendments to the plan that would:

•	increase by 2,000,000 the total number of shares of common stock reserved and available for issuance under the plan; and

•	make certain updating non-substantive amendments in conformity with applicable tax laws.

If the amendments to the plan are approved, they will become effective as of the date of the annual meeting. If not approved, the plan will remain in effect in accordance with its current terms.

The Board of Directors recommends a vote FOR the approval of the Amended and Restated Employee Stock Purchase Plan.

The following is a summary of the provisions of the Employee Stock Purchase Plan, as proposed to be amended and restated. This summary is qualified in its entirety by the full text of the plan, which is attached to this Proxy Statement as Exhibit 3.

Summary of the Plan

Purpose.  The purpose of the plan is to enhance the proprietary interest, through ownership of common stock of the Company, among the employees of the Company and its subsidiaries designated by the Company as eligible to participate in the plan.

Administration.  The plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). Subject to the express provisions of the plan, the Committee has authority to interpret and construe the provisions of the plan, to adopt rules and regulations for administering the plan, and to make all other determinations necessary or advisable for administering the plan. The Committee will select from time to time an administrator to operate and perform the day-to-day administration of the plan and maintain records of the plan.

Stock Subject to the Plan.  As of December 31, 2003, and prior to the proposed amendment, there were approximately 234,312 shares of our common stock remaining available for purchase under the plan. The proposed amendment would increase this number by 2,000,000 shares, so that a maximum of 3,460,000 shares of common stock will be made available for purchase by participants under the plan, subject to appropriate adjustment for mergers, consolidations, reorganizations, stock dividends, stock splits, or other changes in the Company’s capitalization. If an option granted under the plan expires or terminates for any reason without having been exercised in whole or part, the shares subject to such option that are not purchased shall again be available for subsequent option grants under the plan. The shares issuable under the plan may be issued out of authorized but unissued shares or may be shares issued and later acquired by the Company.

Eligibility; Grant and Exercise of Options.  All employees of the Company or its participating subsidiaries who are regularly scheduled to work at least 20 hours each week and at least five months each calendar year are eligible to participate in the plan. As of December 31, 2003, there were approximately 10,800 persons eligible to participate in the plan.

An eligible employee may elect to become a participant in the plan by filing with the plan administrator a request form which authorizes a regular payroll deduction from the employee’s paycheck. Purchase periods are the three-month periods beginning January 1, April 1, July 1 and October 1 of each year during which options to purchase common stock are outstanding under the plan. A participant’s payroll deduction must be in any whole dollar amount (from $10 to $885 per pay period) of such participant’s regular base wages, excluding overtime, bonuses and incentive pay. All payment to the plan must be by payroll deduction; lump sump cash contributions or payments are not permitted.

A book account will be established for each participant, to which the participant’s payroll deductions will be credited, until these amounts are either withdrawn, distributed or used to purchase common stock, as described below. No interest will be credited on these cash amounts.

On the first day of each purchase period each eligible employee is granted a non-transferrable option to purchase on the last day of the purchase period, at the price described below, the number of full and fractional shares of common stock which the cash credited to the participant’s account at that time will purchase at the applicable purchase price. An employee may not be granted an option for a purchase period if immediately after the grant, he or she would own five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries. A participant cannot receive options that, in combination with options under other plans qualified under Section 423 of the Code, would result during any calendar year in the purchase of shares having an aggregate fair market value of more than $25,000. The maximum number of shares of common stock that may be purchased under the plan by any participant during any one purchase period is 2,000 shares.

Unless the cash credited to a participant’s account is withdrawn or distributed, his or her option to purchase shares of common stock will be deemed to have been exercised automatically on the last date of the purchase period. Upon such exercise, whole and fractional shares of common stock will be purchased on behalf of the participant using the accumulated payroll deductions in his or her account as of such date. The purchase price will be the lesser of (i) 85% of the fair market value of the common stock on the first day of the purchase period, or (ii) 85% of the fair market value of the common stock on the last day of the purchase period. Since the shares will be purchased at less than market value, employees will receive a benefit from participating in the plan.

Shares Held in Brokerage Account.  The whole and fractional shares of common stock purchased on behalf of each participant under the plan will be credited to an account maintained by a brokerage firm selected by the Committee. No interests in, and no further rights or obligations under, the plan are created by crediting a participant’s stock brokerage account. A participant will have the rights and privileges of a stockholder once the shares are credited to his or her brokerage account, subject to the six month restriction period discussed below. Whole shares, but not fractional shares, can be voted. Dividends on shares purchased and maintained in a participant’s brokerage account automatically will be reinvested in common stock under the terms and conditions for dividend reinvestment, unless the participant requests a dividend check from the brokerage firm. Shares purchased through dividend reinvestment are not offered under the plan and are not purchased pursuant to, or at a price determined under, the plan.

No Employment Rights.  Neither the establishment of the plan, nor the grant of any options thereunder, nor the exercise thereof will be deemed to give to any employee the right to be retained in the employ of the Company or any of its subsidiaries or to interfere with the right of the Company or any such subsidiary to discharge any employee or otherwise modify the employment relationship at any time.

Withdrawal.  A participant may withdraw from the plan at any time before, during or after a purchase period. If a participating employee becomes ineligible to participate in the plan for any reason, his or her participation in the plan will automatically cease. In either case, upon a participant’s withdrawal from the plan, the Company will cease payroll deductions, and any payroll deductions that may have accumulated in the current purchase period will be refunded as soon as practicable, without interest. Such participant may not participate in the plan until the beginning of the purchase period beginning one year after the date of withdrawal.

Holding Period.  Shares of common stock purchased pursuant to the plan may not be transferred or disposed of for a period of six months following the date on which such shares are purchased, except in the event of the participant’s involuntary termination, death or disability.

Termination of Employment.  If a participant terminates employment, his or her participation in the plan will automatically end on the date of termination of employment, and any payroll deductions that have accumulated will be returned to the participant (or his or her beneficiary in the case of the participant’s death) as soon as practicable, without interest. Shares in a stock account for an employee who has been involuntarily terminated, dies or becomes disabled while participating in the plan will not be subject to the six-month transfer restriction discussed above.

Amendment and Termination.  The Committee may amend, suspend, or discontinue the plan at any time, but no amendment will be made without stockholder approval if such approval is required under applicable law or rules of the New York Stock Exchange. Amendments to change the number of shares reserved for issuance under the plan or to decrease the purchase price may only be made with stockholder approval.

Federal Income Tax Consequences to the Company and to Participants

The plan is designed to qualify as an employee stock purchase plan under Section 423 of the Code. The following is a general summary of the federal income tax consequences regarding the plan, based on federal tax laws and regulations as in effect on March 1, 2004. The tax consequences of participating in the plan may vary with respect to individual situations. Accordingly, participants should consult with their tax advisors in regard to the tax consequences of participating in the plan as to both federal and state income tax considerations.

The grant or exercise of purchase rights under the plan will have no tax impact on the participant or the Company. If a participant disposes of common stock acquired under the plan after at least two years from the first day of the applicable purchase period and one year from the date of purchase of the shares, the participant will be deemed to have received ordinary taxable income in the calendar year of disposition in an amount equal to the lesser of (1) the original 15% discount on the share assuming the stock had been purchased on the first day of the purchase period, or (2) the participant’s actual gain (the excess of the fair market value of the share of common stock on the day of disposition over the price paid for the share). If a participant holds common stock at the time of his or her death, the holding period requirements are automatically deemed to have been satisfied. The Company will not be allowed a tax deduction if the holding period requirements are satisfied. If a participant disposes of common stock before the holding period is satisfied, the participant will be deemed to have received ordinary taxable income in the calendar year of disposition in an amount per share equal to the difference between the price paid for the share and the market value of the share on the date it was purchased. Any additional gain will be treated as long-term or short-term capital gain. The Company will be allowed a tax deduction equal to the amount of ordinary income recognized by the participant.

Benefits to Named Executive Officers and Others

During fiscal year 2003, the following employees and groups participated in the plan. Because participation in the plan is voluntary, we cannot presently determine the benefits or amounts that will be received in the future by any person or group under the plan. The closing sale price of our common stock on the New York Stock Exchange on March 26, 2004 was $14.03 per share.

Employee Stock Purchase Plan
Name and Position	Dollar Value	Shares of Common Stock Purchased under the Plan
Thomas R. Watjen President and Chief Executive Officer	$0 (1) $0 (2) $0 (3) $0 (4)	0 0 0 0
F. Dean Copeland Senior Executive Vice President, General Counsel and Chief Administrative Officer	$5,310.00 (1) $5,310.00 (2) $5,310.00 (3) $1,126.18 (4)	637.4550 654.2880 463.0881 86.8229
Robert C. Greving Executive Vice President and Chief Financial Officer	$3,000.00 (1) $3,000.00 (2) $3,000.00 (3) $3,000.00 (4)	360.1441 369.9593 261.6317 231.2852
Robert O. Best Executive Vice President — Client Services Center and Chief Information Officer	$0 (1) $0 (2) $0 (3) $0 (4)	0 0 0 0
Peter C. Madeja Executive Vice President — Benefits Center and President, GENEX	$3,000.00 (1) $3,000.00 (2) $3,000.00 (3) $3,000.00 (4)	360.1441 369.9593 261.6317 231.2852
All Executive Officers as a Group (including the above)	$13,710.00 (1) $13,710.00 (2) $13,710.00 (3) $9,526.18 (4)	1,645.8584 1,690.7141 1,195.6569 734.4215
All Non-Executive Directors as a Group	0	0
All Non-Executive Officer Employees as a Group	$775,689.48 (1) $799,792.47 (2) $777,179.27 (3) $696,191.11 (4)	93,121 98,631 67,779 53,674

(1)	Represents the purchase price of shares purchased at 15% discount to the market value of our common stock as of March 31, 2003, which was $9.80 per share.

(2)	Represents the purchase price of shares purchased at 15% discount to the market value of our common stock as of April 1, 2003, which was $9.54 per share.

(3)	Represents the purchase price of shares purchased at 15% discount to the market value of our common stock as of July 1, 2003, which was $13.49 per share.

(4)	Represents the purchase price of shares purchased at 15% discount to the market value of our common stock as of October 1, 2003, which was $15.26 per share.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information as of December 31, 2003 about the common stock that may be issued under all of the Company’s existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies that originally granted those options (see footnote 5).

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Stockholders	9,881,374(1)	$30.6951	9,460,455(2)(6)
Equity Compensation Plans Not Approved by Stockholders	4,457,411(3)	$26.0035	1,109,958(4)(7)
Total	14,338,785		10,570,413

(1)	Includes the following plans: (a) Stock Plan of 1994, (b) Non-Employee Director Compensation Plan of 1998, (c) Stock Plan of 1999 and (d) Amended and Restated Management Incentive Compensation Plan of 1994. The number includes 55,535 performance shares granted under the Amended and Restated Management Incentive Compensation Plan of 1994.+

(2)	Includes shares under the following plans: (a) Stock Plan of 1999, (b) Non-Employee Director Compensation Plan of 1998, (c) Amended and Restated Management Incentive Compensation Plan of 1998 and (d) UnumProvident Employee Stock Purchase Plan. As of December 31, 2003, a total of 234,312 shares remain available for future issuance under the Employee Stock Purchase Plan. Additionally, the table excludes the additional 2,000,000 described in “Approval of the Amended and Restated Employee Stock Purchase Plan.”

(3)	Includes the following plans: (a) Provident Companies, Inc. Employee Stock Option Plan of 1998, (b) UnumProvident Corporation Employee Stock Option Plan, (c) UnumProvident Corporation Broad Based Stock Plan of 2001, and (d) UnumProvident Corporation Broad Based Stock Plan of 2002.

(4)	Includes the following plans: (a) UnumProvident Corporation Broad Based Stock Plan of 2001, (b) UnumProvident Corporation Broad Based Stock Plan of 2002, and (c) Unum Limited Savings-Related Share Option Scheme 2000.

(5)	The table does not include information for the following equity compensation plans assumed by the Company in connection with the merger of the company that originally established those plans: the UNUM Corporation 1990 Long-Term Incentive Plan, the UNUM Corporation 1998 Goals Plan, and the UNUM Corporation 1996 Long-Term Incentive Compensation Plan. As of December 31, 2003, a total of 3,962,406 shares of the Company’s common stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of those outstanding options is $36.4634 per share. No additional options may be granted under those assumed plans.

(6)	This number was further reduced in February 2004, when the Compensation Committee approved a resolution to reduce the number of shares remaining for future issuance under the Non-Employee Director Compensation Plan of 1998 and the Amended and Restated Management Incentive Compensation Plan of 1994. These two changes reduce the number shown by 1,012,880.

(7)	This number was further reduced in February 2004, when the Compensation Committee approved a resolution to terminate the UnumProvident Corporation Broad Based Stock Plan of 2002 and reduce the number of shares remaining for future issuance to zero. Additionally, the Compensation Committee reduced the number of shares remaining for future issuance under the UnumProvident Broad Based Stock Plan of 2001. These two changes reduce the number shown by 859,958.

Below is a brief description of the equity compensation plans not approved by stockholders:

Provident Companies, Inc. Employee Stock Option Plan of 1998

This plan provided for the award of stock options to employees not eligible for awards under another incentive compensation plan and, therefore, excluded all officers of the Company from participation. One hundred options and fifty options were granted respectively to each full time and part-time employee participant. The total number of options available for grant under this plan was 255,500. The plan terminated December 31, 1998. The plan was administered by the Compensation Committee of the Board of Directors (Compensation Committee). The stock options issued under the plan are non-qualified for U.S. tax purposes. The exercise price of options awarded under this plan was the fair market value of the stock on the date of grant. There are provisions for early vesting and/or early termination of the options in the event of retirement, death and disability and termination of employment. The options outstanding as of June 30, 1999 vested in accordance with the provision of this plan effective with the merger of Unum Corporation with Provident Companies, Inc. There are provisions for adjustments to the number of shares available for grants, number of shares subject to outstanding grants and the exercise price of outstanding grants in the event of stock splits, stock dividends or other recapitalization.

UnumProvident Corporation Employee Stock Option Plan (1999)

This plan provided for the award of stock options to employees not eligible for awards under the other stock plans of the Company or at or below a position level as determined by the Compensation Committee, and therefore excluded all officers of the Company from participation. One hundred and fifty options and seventy-five options were granted respectively to each full time and part-time employee participant. The total number of options available for grant under this plan was 3,500,000. This plan was terminated in February 2002. This plan was administered by the Compensation Committee. The stock options issued under the plan are non-qualified for U.S. tax purposes. The exercise price of options awarded under this plan was the fair market value of the stock on the date of grant. There are provisions for early vesting and/or early termination of the options in the event of retirement, death, disability and termination of employment. The plan also provides for acceleration of vesting if there is a change in control, subject to certain limitations, and in other circumstances at the Committee’s discretion. There are provisions for adjustments to the number of shares available for grants, number of shares subject to outstanding grants and the exercise price of outstanding grants in the event of stock splits, stock dividends or other recapitalization.

UnumProvident Corporation Broad Based Stock Plan of 2001

This plan provides for the grant of stock options to employees, officers, consultants, producers (as defined in the plan) and directors of the Company. The plan specifically prohibits the granting of any options under the plan to members of the Company’s Board of Directors and to any “officer” of the Company as defined in Rule 16a-1(f) under the 1934 Act or such other definition of the term “officer” as the New York Stock Exchange may subsequently adopt for purposes of its “broad-based” requirements of Rule 312.03 of NYSE Listed Company Manual. No awards have been made under the plan to employees above the level of Vice President. The total number of options available for grant under this plan was 2,000,000. The stock options are non-qualified for U.S. tax purposes. The exercise price of options awarded under this plan is the fair market value of the stock on the date of grant. The term of any option issued under the plan cannot exceed ten years. There are provisions for early vesting and/or early termination of the options in the event of retirement, death, disability and termination of employment. The plan also provides for acceleration of vesting if there is a change in control, subject to certain limitations, and in other circumstances at the Committee’s discretion. The plan includes provisions for adjustments to the number of shares available for grants, number of shares subject to outstanding grants and the exercise price of outstanding grants in the event of stock splits, stock dividends or other recapitalization.

UnumProvident Corporation Broad Based Stock Plan of 2002

This plan provides for the grant of stock options to employees, officers, consultants, producers (as defined in the plan) and directors of the Company. The plan specifically prohibits the granting of any options under the plan to members of the Company’s Board of Directors and to any “officer” of the Company as defined in Rule 16a-1(f) under the 1934 Act or such other definition of the term “officer” as the New York Stock Exchange may subsequently adopt for purposes of its “broad-based” requirements of Rule 312.03 of NYSE Listed Company Manual. No awards have been made under the plan to employees above the level of Vice President. The total number of options available for grant under this plan was 2,390,000.

The plan was terminated in February 2004. The stock options are non-qualified for U.S. tax purposes. The exercise price of options awarded under this plan is the fair market value of the stock on the date of grant. The term of any option issued under the plan cannot exceed ten years. There are provisions for early vesting and/or early termination of the options in the event of retirement, death, disability and termination of employment. The plan also provides for acceleration of vesting if there is a change in control, subject to certain limitations, and in other circumstances at the Committee’s discretion. The plan includes provisions for adjustments to the number of shares available for grants, number of shares subject to outstanding grants and the exercise price of outstanding grants in the event of stock splits, stock dividends or other recapitalization.

UnumProvident Corporation Stock Award Recognition Plan of 2002

This plan provides for the grant of stock awards to employees of the Company who are at or below the level of Vice President and who are not officers, directors or otherwise considered to be affiliates of the Company within the meaning of Rule 144 of the Securities Act of 1933. The plan is administered by the Chief Executive Officer. The total number of shares available for grant under this plan was 25,000. Stock awarded under the plan may be subject to restrictions. There are provisions for early vesting and/or early termination of restrictions in the event of retirement, death, disability and termination of employment. The plan also provides for restrictions on awards to lapse if there is a change in control, subject to certain limitations, and in other circumstances at the CEO’s discretion. The plan includes provisions for adjustments to the number of shares available for grants, and the number of shares subject to outstanding grants in the event of stock splits, stock dividends or other recapitalization.

Unum Limited Savings-Related Share Option Plan 2000

This plan of the Company’s subsidiary, Unum Limited, in the United Kingdom allows employees of Unum Limited to acquire options for shares of the Company’s common stock by making an election to purchase stock at a price of at least 80% of the market value of the stock on the date prior to the date the invitation to apply for the option is made or, if greater, the nominal value of a share (the Acquisition Price). The total number of options available for grant under this plan was 200,000. The maximum contribution per month per employee is £100. Contributions are made for a three year period at the end of which the employee can elect to receive cash plus interest or purchase shares at the Acquisition Price. The directors of Unum Limited are the administrators of the plan. There are provisions for early expiration of options in the event of termination of employment and acceleration of vesting and expiration due to death, disability or retirement. The plan also provides for acceleration of vesting upon a change of control, reconstruction or voluntary winding up of the Company. The plan includes provisions for adjustments to the number of shares available for grants, and the number of shares subject to outstanding grants in the event of capitalization, consolidation sub-division or reduction or other variation of the share capital of the Company.

UNUM Corporation 1998 Goals Stock Option Plan

This plan which was assumed by the Company pursuant to the merger, provided for the grant in 1995 of three hundred options to employees below the level of Vice President. Employees who were hired in 1996 and 1997 automatically received two hundred and one hundred options respectively. The vesting of the options was contingent on meeting specified “1998 Goals”, long term goals established at the time the plan was adopted. The Chief Executive Officer was the administrator of the plan. The total number of options available for grant under this plan was 3,000,000. No new grants could be made under the plan after 1997. The exercise price of options awarded under this plan was the fair market value of the stock on the date of grant. There are provisions for early vesting and/or early termination of the options in the event of retirement, death and disability and termination of employment. The plan also provides for acceleration of vesting if there is a change in control. The plan includes provisions for adjustments to the number of shares available for grants, number of shares subject to outstanding grants and the exercise price of outstanding grants in the event of stock splits, stock dividends or other recapitalization.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
(Item 4 on the Proxy Card)

The Board of Directors has selected Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year and is recommending their selection for ratification of the stockholders. Representatives of the Company’s independent auditors, Ernst & Young LLP, are expected to be present at the Meeting to respond to appropriate questions and to make a statement if they so desire.

The Board of Directors recommends a vote FOR the ratification of the selection of Ernst & Young LLP.

Audit Fees

The aggregate fees and expenses related to professional services rendered by Ernst & Young LLP for the fiscal year audit of the Company’s annual financial statements, the interim reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, and services provided in connection with statutory and regulatory filings were $3,715,636 and $3,020,459, respectively, for fiscal years 2003 and 2002.

Audit Related Fees

The aggregate fees and expenses related to professional services rendered by Ernst & Young LLP for audit related services, comprised primarily of accounting consultations, SAS 70 review, review of information technology controls, and audit related services for the Company’s employee benefit plans, for fiscal years 2003 and 2002 were $346,768 and $320,919, respectively.

Tax Fees

The aggregate fees and expenses related to professional services rendered by Ernst & Young LLP for tax planning during fiscal years 2003 and 2002 fiscal years were $15,000 and $145,164, respectively.

All Other Fees

The aggregate fees and expenses related to all other professional services rendered by Ernst & Young LLP other than those included above, comprised of consulting as regards the Company’s 2002 and 2001 employee compensation and benefit plans and the 2002 and 2001 actuarial valuation of the Company’s employee benefit plans, for fiscal years 2003 and 2002 were $76,841 and $535,595, respectively.

Audit Committee Pre-approval Policies

Under the pre-approval policies established by the Company in 2003, 100% of the non-audit services provided by Ernst & Young LLP were pre-approved by the Audit Committee. The audit committee of the Company’s board of directors has pre-approved certain services that may be provided by Ernst & Young LLP related to fiscal year 2004 up to specific fee limits. The pre-approved fees and services were established in accordance with policies previously established by the Audit Committee. Specific approval by the Audit Committee will be required if fees for any particular service or aggregate fees for services of a similar nature exceed the pre-approved limits. The pre-approved fee limits are $465,000 for the specified audit related services and $100,000 for the specified tax services. The audit fees will be determined and approved after the nature, timing, and scope of the 2004 audit is validated.

CONSIDERATION AND ACTION ON A STOCKHOLDER PROPOSAL REGARDING ELECTION OF
DIRECTORS BY A MAJORITY INSTEAD OF PLURALITY VOTE
(Item 5 on the Proxy Card)

The Massachusetts State Carpenter’s Pension Fund, 350 Fordham Road, Wilmington, MA 01887, beneficial owner of approximately 6,400 shares of the Company’s common stock as of December 16, 2003, has submitted the following proposal for consideration at the Meeting:

Resolved: That the shareholders of UnumProvident Corporation (“Company”) hereby request that the board of directors initiate the appropriate process to amend the Company’s governance documents (certificate of incorporation or bylaws) to provide nominees standing for the election to the board of directors must receive the vote of a majority of shares entitled to vote at an annual meeting of the shareholders in order to be elected or re-elected to the board of directors.

Supporting Statement: Our Company is incorporated in the state of Delaware. Delaware corporate law provides that a company’s certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of business. (8 Del. C. 1953, Section 216 — Quorum and required vote for stock corporations). Further, the law provides that in the absence of any such specification in the certificate of incorporation or bylaws of the corporation, directors “shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.” Our Company presently does not specify a vote requirement other than a plurality for the election of directors, so Company directors are elected by a plurality of the vote.

We feel that it is appropriate and timely for the board to initiate a change in the threshold vote required for a nominee to be elected to the board of directors. While the governance change proposed would entail a vote of the shareholders, the board of directors is positioned to initiate the amendment process. We believe that in order to make corporate director elections more meaningful at our Company, directors should have to receive the vote of a majority of the shares entitled to be voted in a director election. Under the present system, a director can be re-elected even if a substantial majority of the votes cast is withheld from that director. For example, if there are 100 million votes represented at the meeting and eligible to be cast and 90 million of these votes are withheld from a given candidate, he or she would be elected with a plurality of the vote despite the fact that 90% of the votes cast withheld support for that nominee’s election to the board. We believe a director candidate that does not receive a majority of the vote cast should not be seated as a director.

It is our contention that the proposed majority vote standard for corporate board elections is a fair and reasonable standard and adoption of such standard will strengthen the corporate governance processes at our Company. We urge your support of this important governance reform.

The Board of Directors recommends a vote AGAINST the stockholder proposal regarding election of directors by a majority instead of plurality vote.

Section 216 of the Delaware General Corporation Law, which is referred to above in the in the stockholder proposal, both allows the certificate of incorporation or bylaws of a Delaware corporation to specify the vote necessary for the election of directors at a meeting of stockholders and provides that in the absence of such specification, “directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.” In this respect, the Delaware General Corporation Law is consistent with the Model Business Corporation Act published by the American Bar Association and with the corporation law of over 30 other states.

By seeking that the election of a director would require the vote of a majority of the shares entitled to vote at a meeting, the stockholder proposal would establish an arbitrarily high and potentially disruptive vote requirement. One effect of the stockholder proposal is that under the proposal the number of shares to be voted to elect a director at a meeting would be the same as the number of shares required to be present in person or represented by proxy in order to establish a quorum at the meeting. As a result, as a practical matter:

•	The vote required to elect a director could be substantially higher than a majority of shares present in person or represented by proxy at a meeting. As an example, if 75% of outstanding shares were represented at a meeting, which would establish a quorum, the election of a director under the stockholder proposal would require the vote of more than two-thirds of the shares represented at the meeting. Under the logic of the stockholder proposal, in the case of a meeting where only the minimum number of shares necessary to establish a quorum were represented, the stockholder proposal would require a 100% vote of these shares in order to elect a director.

•	The stockholder proposal does not address the appropriate outcome if no candidate receives the requisite majority vote. In the case of either (i) a candidate for election not receiving the majority vote required under the stockholder proposal, or (ii) two candidates competing for election to the Board of Directors where the split of votes results in neither receiving the majority vote required under the stockholder proposal, then the stockholder proposal does not address the appropriate outcome. Under Delaware law possible outcomes include that (1) the current director would continue as a director until a successor is elected and qualified, (2) the Board of Directors would elect a director to fill the vacancy, or (3) the seat on the Board of Directors would remain vacant. Each of these outcomes is, in the view of the Board of Directors, less democratic and less desirable than the current standard of electing directors by a plurality vote.

For the foregoing reasons, the Board of Directors believes that the stockholder proposal would not strengthen our corporate governance process and is not in the best interest of the Company’s stockholders. The Board of Directors recommends a vote AGAINST this stockholder proposal.

CONSIDERATION AND ACTION ON A STOCKHOLDER PROPOSAL TO
ESTABLISH AN OFFICE OF THE BOARD OF DIRECTORS TO
ENABLE DIRECT COMMUNICATIONS ON CORPORATE GOVERNANCE MATTERS
(Item 6 on the Proxy Card)

The New York City Pension Funds, 1 Centre Street, New York, NY 10007-2341, beneficial owners in the aggregate of approximately 690,000 shares of the Company’s common stock as of December 8, 2003, has submitted the following proposal for consideration at the Meeting:

WHEREAS, the board of directors is meant to be an independent body elected by shareholders and charged by law with the duty and authority to formulate and direct corporate policies, and

WHEREAS, in 2002, the Board of Directors of the New York Stock Exchange, recognizing the need to improve corporate governance, proposed a listing standard to empower non-management directors as a more effective check on management, and to facilitate direct communications between shareholders and the non-management directors; and

WHEREAS, in an August 8, 2003, release pertaining, in part, to disclosure of companies’ procedures for shareholder communications with the directors, the Securities and Exchange Commission stated that “Providing security holders with disclosure about the process for communicating with board members would improve the transparency of board operations, as well as security holder understanding of the companies in which they invest;”

WHEREAS, a January 1994 study entitled: Improving Communications Between Corporations and Shareholders: Overall Findings and Recommendations, prepared on behalf of the New Foundations Working Group, John F. Kennedy School of Government, Harvard University, recommended several mechanisms for direct communications between directors and shareholders. Among the recommendations were:

•	Regular meetings with groups of shareholders and selected board members

•	Meetings between large shareholders and the full board of directors

WHEREAS, we believe that the creation of means for direct communications on corporate governance matters between shareholders and the non-management directors would benefit the Company through constructive discussions of perspectives, enhanced understanding, valuable feedback, and the fostering of meaningful links between directors and the shareholders by whom they are elected;

NOW, THEREFORE, BE IT RESOLVED: that the shareholders request the board of directors to establish an Office of the Board of Directors to enable direct communications on corporate governance matters, including meetings, between non-management directors and shareholders, based on the standard proposed by the New York Stock Exchange Board of Directors. The office shall report directly to a committee of the non-management directors.

STATEMENT OF SUPPORT

The confidence of investors in the U.S. capital markets has been deeply shaken by corporate malfeasance at companies, such as Enron and World Com. Shareholders have suffered loss of their investments estimated in the billions of dollars, and many investors have withdrawn from the stock markets. As long-term institutional investors, we are concerned about the potential negative impact to the continuing erosion of investor confidence on the long-term interests of the Company and the shareholders. This proposal is intended to improve investor confidence by improving director and shareholder communications on corporate governance matters, and strengthening the relationship between the Board of Directors and the shareholders.

The Board of Directors recommends a vote AGAINST the stockholder proposal to establish and office of the Board of Directors to enable direct communications on corporate governance matters.

The issue of stockholder communications with the Board of Directors has been the focus of recent changes by the SEC to its rules relating to information required in proxy statements and of aspects of the New York Stock Exchange’s recently promulgated Corporate Governance Standards. In response, and as discussed under “Stockholder Communications with the Board” in the “REPORT OF THE GOVERNANCE COMMITTEE” above, the Board has adopted an appropriate process which provides stockholders the opportunity to communicate with non-management directors. As described in this Proxy Statement, eight of the nine members of the Board are non-management directors that are independent of the Company (the only exception being Thomas R. Watjen, the Chief Executive Officer).

Under this process the Corporate Secretary reviews all correspondence she receives that is directed to non-management directors and regularly provides to the Chairman of the Governance Committee a log and copies of all such correspondence. The Chairman of the Governance Committee shall determine whether further distribution of such correspondence is appropriate and to whom it should be sent. Any director may at any time review this log and request copies of any such correspondence. Concerns received relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Internal Auditor and handled in accordance with procedures established by the Audit Committee for such matters.

The Board of Directors believes that this process, which is consistent with the recent SEC and NYSE focus on this issue, addresses the concerns raised in the stockholder proposal and for this reason the Board of Directors recommends a vote AGAINST this stockholder proposal.

ADDITIONAL INFORMATION

Multiple Stockholders Having the Same Address

If you and other residents at your mailing address own shares of the Company’s stock, you may have received a notice notifying you that your household will be sent only one copy of the Annual Report to Stockholders and Proxy Statement. If you did not “opt-out” using the procedure described in the notice, you were deemed to have consented to receiving only one copy for your household. At least one copy of the Annual Report and Proxy Statement will be sent to your address. Additional copies of the Annual Report and Proxy Statement and additional information, including the Annual Report on Form 10-K filed with the SEC are available without charge from the Office of the Corporate Secretary, 1 Fountain Square, Chattanooga, Tennessee, 37402, or by calling toll-free 1-800-718-8824. If you are currently receiving multiple copies of Annual Reports and Proxy Statements, and would like to receive only one copy, please contact us at the foregoing address and telephone number. The Annual Report, Proxy Statement and Form 10-K are also available on the Company’s website at www.unumprovident.com/financials/.

Stockholder Proposals

Stockholder proposals intended to be presented at the 2005 Annual Meeting of the Company stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 must be received by the Secretary not later than December 10, 2004, in order to be included in the proxy materials sent by management of the Company.

Nominations — Notice Requirement and Procedures

Under the Company’s Bylaws, nominations of persons for election to the Board of Directors of the Company may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any stockholder of the Company entitled to vote for the election of Directors at the meeting. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company by a stockholder of the Company of record at the time of the delivery of said notice who is entitled to vote at the meeting. To be timely, a stockholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 75 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was first made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Company which are beneficially owned by the person, (iv) a description of all arrangements, understandings or relationships between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder and (v) any other information relating to the person that is required to be disclosed in solicitations of proxies for election of Directors pursuant to Rule 14(a) under the Securities Exchange Act of 1934, as amended (the “Act”), and any other applicable laws or rules or regulations of any governmental authority or of any national securities exchange or similar body overseeing any trading market on which shares of the Company are traded, and (b) as to the stockholder giving the notice (i) the name and address of record of the stockholder and the beneficial owner, if any, on whose behalf the nomination is made, and (ii) the class and number of shares of the Company which are beneficially owned by the stockholder and such beneficial owner and (iii) a representation that the stockholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice.

Independence of Directors

The Board presently has one inside director, and the Board believes that there should not be more than two. Inside directors generally include current officers and any person who has been an officer within the past five years. All others are regarded as outside or non-management directors. A substantial majority of the full Board must have no material relationship with the Company and must otherwise meet the criteria for “independence” required by the New York Stock Exchange, Inc. (NYSE).

In accordance with listing standards of the NYSE, the Board has determined that the following “categorical standards” will be used to determine whether a relationship between a director and the Company is immaterial and requires no further analysis of the relationship in determining “independence”:

•	Relationship does not exceed the greater of $1 million or 2% of consolidated gross revenues of the other party for the last fiscal year and, where there are comparable transactions, the relationship is in the ordinary course of business of UnumProvident and is on substantially the same terms as those prevailing under competitive circumstances at the time for comparable transactions with non-affiliated parties.

•	Contributions to a charity in which a director of UnumProvident serves as an officer, director or trustee that do not annually exceed in the aggregate one percent of the charity’s goal for the year (or other comparable goal as determined by the Governance Committee) or one percent of UnumProvident’s annual charitable contribution budget; provided, however, that this limitation shall not apply to annual United Way contributions by UnumProvident that have traditionally been made in communities in which UnumProvident has operation centers with more than 500 employees and do not materially exceed the amount of the contribution in the prior year.

Admission to Annual Meeting Stockholders

You will need an admission ticket or proof of ownership of the Company’s common stock and valid picture identification (such as a drivers license or passport) to enter the annual meeting. Please separate the admission ticket attached to your proxy card and bring it to the meeting. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the meeting without an admission ticket, we will admit you only if we are able to verify that you are a Company stockholder.

Exhibit 1

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee (“Committee”) is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the performance of the Company’s internal audit function and independent auditors.

The Committee shall provide a forum for private and direct communications between Committee members and the Company’s independent auditors, internal audit department and senior financial management. The Committee shall serve as a channel of communication to the Board for the Company’s independent auditors and internal audit department. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual Proxy Statement.

While the Committee has the responsibilities and powers set forth in this Charter, its function is oversight. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are responsibilities of management and the auditors.

Committee Operations

The Committee shall consist of three or more members, each of whom shall meet the independence and financial literacy requirements of the New York Stock Exchange, and the rules and regulations of the SEC. The Committee shall also have at least one member that is an “audit committee financial expert” as defined by the SEC. Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

Members of the Committee shall be appointed by the Board on the recommendation of the Governance Committee and shall serve until their successors are appointed and qualify. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies on the Committee. The Board shall designate one member of the Committee as its chairperson.

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

The Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by any registered public accounting firm. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittees to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

The Committee shall have the authority to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

     The Committee shall make regular reports to the Board including the review of any issues with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors or the performance of the internal audit function.

     The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board. The Committee shall annually review the Committee’s own performance, which should include a comparison of the performance of the Committee to the requirements of this Charter. The performance evaluation shall be conducted in such manner as the Committee deems appropriate, and the report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make the report.

     The Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the disclosures made under Management’s Discussion and Analysis of Financial Condition and Results of Operations and the results of the independent auditor’s review of the quarterly financial statements.

3.	Discuss with management and the independent auditor critical accounting policies and significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles or financial statement presentation, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.	Review with the independent auditors:

(a)	Results of their audit, including their opinion on the financial statements

(b)	Their procedures for reviewing the Company’s internal control and their evaluation of the adequacy of those controls over the financial reporting process and any special steps adopted in light of material control deficiencies.

(c)	The matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, any significant disagreements with management, and any illegal acts detected or of which they were made aware.

5.	Discuss with management and the independent auditors significant accounting accruals, reserves or other estimates made by management, including reviewing reports from actuaries.

6.	Review with management and the independent auditors:

(a)	All critical accounting policies and practices to be used.

(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)	Other material written communications between the independent auditor and management, such as any management letters or schedule of unadjusted differences.

7.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done in general terms (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

8.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

9.	Discuss with management the Company’s policies and major financial risk exposures and the steps management has taken to monitor and control such exposures.

10.	Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

11.	Review and evaluate the qualifications, performance and independence of the lead partner of the independent auditor team.

12.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate. Obtain from the independent auditor written disclosures required by Independence Standards Board and consider whether permitted non-audit services are compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

13.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

14.	Establish Company policies for hiring of employees or former employees of the independent auditor.

15.	Review communication between the Company’s audit team and the national office of the independent auditor on auditing or accounting issues.

16.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

17.	Review Management (Internal Control) Letters issued to the Company by the independent auditors.

Oversight of the Company’s Internal Audit Function

18.	Review the appointment and replacement of the senior internal auditing executive.

19.	Review the scope of Internal Audit’s plan for the year and also review a summary of significant findings by Internal Audit and management’s responses.

20.	Discuss with the independent auditor and management, including the internal auditor, the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

21.	Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Practices and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Practices and Ethics.

22.	Ensure the establishment of procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the listed issuer of concerns regarding questionable accounting or auditing matters.

23.	Review and discuss any reports concerning material violations submitted by Company attorneys or outside counsel pursuant to the SEC attorney professional responsibility rules.

24.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

25.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Exhibit 2

MANAGEMENT INCENTIVE COMPENSATION PLAN OF 2004

ARTICLE 1
Background, Purpose and Design

1.1. Background.  UnumProvident Corporation hereby establishes, effective as of January 1, 2004, an annual incentive bonus plan for its officers and employees known as the Management Incentive Compensation Plan of 2004. The Plan was adopted by the Board of Directors on February 17, 2004, subject to approval of the Company’s stockholders at the 2004 annual meeting.

1.2. Purpose.  The purpose of the Plan is to motivate the Participants to perform in a way that will enable UnumProvident Corporation to reach or exceed its goals.

1.3. Subparts of the Plan.  The Plan consists of two subparts: (i) the Executive Officer Incentive Plan, under which Incentive Awards to designated executive officers are based upon the achievement of objectively determinable corporate performance goals measured over a period of up to twelve months; and (ii) the Employee Incentive Plan, under which Incentive Awards to employees or officers who are not participants in the Executive Officer Incentive Plan are based upon the achievement of corporate and/or individual performance goals measured over a period of up to twelve months.

ARTICLE 2
Definitions

2.1. Definitions.  Certain terms of the Plan have defined meanings set forth in this Article 2 and which shall govern unless the context in which they are used clearly indicates that some other meaning is intended.

Beneficiary. Any person or persons designated by a Participant, in accordance with procedures established under Article 8.1 of the Plan, to receive benefits hereunder in the event of the Participant’s death.

Board. The Board of Directors of the Company.

Cause. The term “Cause” with respect to a Participant shall have the meaning assigned such term in any separate employment or severance agreement between the Participant and the Company or and Subsidiary. In the absence of such other agreement or definition, the term “Cause” as used herein shall mean the occurrence of one or more of the following with respect to a Participant:

(1) The continued failure of the Participant to perform substantially his or her duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the CEO which specifically identifies the manner in which the CEO believes that the Participant has not substantially performed the Participant’s duties, or

(2) The willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company, or

(3) Conviction of a felony or a guilty or nolo contendere plea by the Participant with respect thereto.

For purposes of this Cause definition, no act or failure to act, on the part of a Participant, shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or (with respect to Participants other than the CEO) upon the instructions of the CEO, or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company. The cessation of employment of a Participant shall not be deemed to be for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Participant and the Participant is given an opportunity, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Participant is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

Change in Control.  The occurrence of one or more of the following events:

(1) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director and whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the Proxy Statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Act) (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Act and as used in Sections 13(d)(3) and 14(d)(2) of the Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election or Contest or Proxy Contest, shall be deemed an Incumbent Director;

(2) Any person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (2) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) by an underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (3), or (E) a transaction (other than one described in paragraph (3) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause (E) does not constitute a Change in Control of the Company under this paragraph (2);

(3) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or sale or other disposition of all or substantially all of the Company’s assets to an entity that is not an affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(4) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

CEO. The chief executive officer of the Company.

Code. The Internal Revenue Code of 1986, as amended from time to time.

Committee. The Compensation Committee of the Board or, to the extent that the Committee shall have delegated authority to the CEO or the Chair as permitted in Article 3, the term “Committee” shall mean the CEO or the Chair, as the case may be.

Company. UnumProvident Corporation, a Delaware corporation, and its corporate successors.

Disability. Disability of a Participant means any illness or other physical or mental condition of the Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.

Employee Incentive Plan. The portion of the Plan, set forth in Article 6, pursuant to which employees or officers who are not participants in the Executive Officer Incentive Plan for a given Plan Year may earn Incentive Awards based on the achievement of goals measured over a period of up to twelve months.

Executive Compensation. The Executive Compensation division of the Human Resources Department of the Company.

Executive Officer Incentive Plan. The portion of the Plan, set forth in Article 5, pursuant to which the CEO and other designated executive officers may earn Incentive Awards based on the achievement of corporate performance goals measured over a period of up to twelve months.

Incentive Award. An award granted pursuant to Article 5 or 6 of the Plan.

Participant. An employee of the Company or its Subsidiaries participating in the Plan.

Plan. The UnumProvident Corporation Management Incentive Compensation Plan of 2004 as set forth in this document, together with any subsequent amendments hereto.

Plan Year. January 1 to December 31 of each year.

Retirement. Retirement of a Participant shall mean voluntary termination of employment after having attained age 55 and 5 years of service with the Company or a Subsidiary.

Subsidiary. Any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3
Administration of the Plan

3.1. General.  The Plan shall be administered by the Committee.

3.2. Actions and Interpretations by the Committee.  For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any awards granted under the Plan, and all decisions and determinations by the Committee with respect to the Plan are and shall be final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company, the Company’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee, the Board of Directors, or any delegate as the case may be, shall be liable for any act done in good faith.

3.3. Authority of the Committee.  Except as provided below in this Section 3.3, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants;

(b) Establish the goals and target awards under the Executive Officer and Employee Incentive Plans for each Plan Year and determine whether or to what extent performance goals were achieved in a given Plan Year;

(c) Determine the amount of actual awards under the Executive Officer Incentive Plan for each Plan Year, or determine amount of actual awards or the methodology for determination and the aggregate amount of awards under the Employee Incentive Plan, subject to the terms of the Plan;

(d) Increase, reduce or eliminate any Incentive Award payable under the Employee Incentive Plan, regardless of the achievement of performance goals;

(e) Reduce or eliminate any Incentive Award payable under the Executive Officer Incentive Plan, regardless of the achievement of performance goals;

(f) Decide all other matters that must be determined in connection with an Incentive Award;

(g) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(h) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(i) Amend, modify or terminate the Plan as provided herein; and

(j) Adopt such modifications, procedures, and subplans as may be necessary or desirable (i) to effectuate the compensation incentive objectives of the Company or (ii) to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any affiliate may operate, in order to assure the viability of the benefits of awards granted to Participants located in such other jurisdictions and to meet the objectives of the Plan; provided, however, that any such modifications, procedures and subplans shall not apply with respect to participation in the Executive Officer Incentive Plan if they would cause Incentive Awards thereunder to fail to qualify as “performance-based” compensation as defined in Code Section 162(m).

To the extent permitted under Delaware law, the Committee may expressly delegate to the CEO or the Chair of the Committee (the “Chair”) some or all of the Committee’s authority under subsections (a) through (d) above with respect to the Employee Incentive Plan, pursuant to guidelines approved by the Committee. To the extent of such delegated authority, references herein to “Committee” shall refer to the CEO or the Chair, as the case may be. In addition, the Committee, may, in its discretion, delegate its general administrative duties under the Plan to an officer or employee or committee composed of officers or employees of the Company, but may not delegate its authority to construe and interpret the Plan. The acts of the CEO, the Chair and any other persons acting under such delegated authority shall be treated hereunder as acts of the Committee and the delegates shall report to the Committee regarding the delegated duties and responsibilities.

ARTICLE 4
Eligibility and Participation; Change in Control

4.1. General.  Participation in the Plan is limited to such officers or employees, or categories of employees, of the Company as may be designated by the Committee from time to time. Participation in one Plan Year does not guarantee participation in any subsequent Plan Year.

4.2. New Hires.  If a person is hired on or before September 30 of a Plan Year and is selected for participation in the Plan, then, unless the Committee provides otherwise, he or she will become a Participant in the Plan as of the date of hire and the Incentive Award will prorated based on the number of days he or she participated in the Plan during the Plan Year. If the date of hire occurs after September 30 and is selected for participation in the Plan, the person will not be eligible to participate in the Plan until the following Plan Year.

4.3. Promotions.  If a Participant is promoted on or before November 30 of a Plan Year from one level of employment to a higher level, his or her Incentive Award will be prorated based on the levels of his or her employment during each day of the Plan Year (rounded to the nearest pay period to the date of the promotion). If such promotion occurs after November 30, the Incentive Award for the whole Plan Year will be based on the Participant’s level of employment prior to the promotion. If a person is promoted on or before November 30 of a Plan Year and is selected to participate in the Plan as a result of such promotion, then, unless the Committee provides otherwise, he or she will become a Participant in the Plan as of the date of the promotion and the Incentive Award will be prorated based on the number of days (beginning as of the day following the end of the last pay period) he or she participated in the Plan during the Plan Year. If such promotion occurs after November 30 and is selected for participation in the Plan, the person will not be eligible to participate in the Plan until the following Plan Year.

4.4. Demotions.  If a Participant is demoted during the Plan Year, the Committee may determine whether Plan participation ends at that time, or is continued, perhaps at a reduced level. If participation ends, his or her Incentive Award for such Plan Year will be prorated based on the number of days (beginning as of the day following the end of the last pay period) he or she participated in the Plan during the Plan Year, and such Incentive Award will be paid only if the Participant is still an employee at the time Incentive Awards are approved for that Plan Year. If a Participant is demoted but remains a Participant in the Plan, the Participant’s Incentive Award will be prorated based on the levels of his or her employment during each day of the Plan Year.

4.5. Death, Disability and Retirement.  Except as provided in Section 4.8, in the event of a Participant’s termination of employment by reason of death, Disability or Retirement on or after March 1 of a Plan Year, the Incentive Award will be prorated based on the number of days in the Plan Year preceding the date of termination. Performance criteria will be based on full-year performance. Incentive Awards in these situations will be calculated and paid after the end of the Plan Year, the same as for other Participants. Amounts paid on behalf of a deceased Participant will be paid to the Participant’s Beneficiary. In the event of a Participant’s termination of employment by reason of death, Disability or Retirement before March 1 of a Plan Year, the Participant will forfeit any right to an Incentive Award for that Plan Year.

4.6. Elimination of Position.

(a) Except as provided in Section 4.8, in the event of a Participant’s termination of employment by the Company due to the elimination of the Participant’s position on or after March 1 of a Plan Year, the Incentive Award will be prorated based on the number of days in the Plan Year preceding the date of termination, and the Participant will be entitled to one-half of such prorated amount. Performance criteria will be based on full-year performance. Incentive Awards in these situations will be calculated and paid after the end of the Plan Year, the same as for other Participants. In the event of a Participant’s termination of employment by reason of elimination of his or her position before March 1 of a Plan Year, the Participant will forfeit any right to an Incentive Award for that Plan Year.

(b) In the event of a Participant’s termination of employment by the Company due to the elimination of the Participant’s position after the end of a Plan Year and before the time the Committee has approved the Incentive Awards for such Plan Year just ended), the Participant will be entitled to one-half of any Incentive Award earned for such prior Plan Year. Incentive Awards in these situations will be calculated and paid after the end of the Plan Year, the same as for other Participants.

4.7. Other Terminations of Employment.  Except as provided in Section 4.8, in the event of a Participant’s termination of employment during a Plan Year (or after the end of a Plan Year and before the time the Committee has approved the Incentive Awards for such Plan Year) other than by reason of death, Disability or Retirement or elimination of position, the

Participant will forfeit any right to an Incentive Award for that Plan Year. For terminations that occur after the time the Committee approves the Incentive Awards for a Plan Year, but before payout from the Plan for such Plan Year, payout will be made as though the termination of employment had not occurred. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee, at its discretion, and any such determination shall be final and conclusive. A termination of employment shall not occur in a circumstance in which a Participant transfers employment from the Company to employment with one of its Subsidiaries, transfers employment from a Subsidiary to the Company, or transfers employment from one Subsidiary to another Subsidiary.

4.8. Change in Control.  In the event of a Change in Control, the Committee will determine the Incentive Awards for each Participant that would have been earned if the Plan Year had ended on the date of the Change in Control, based on actual performance through the date of the Change in Control (the “CIC Vested Awards”). Thereafter:

(a) Each Participant who is in active employment at the end of the Plan Year shall be entitled to the greater of his or her CIC Vested Award or an Incentive Award based on actual performance for the entire Plan Year.

(b) If the Plan is terminated during a Plan Year after the date a Change in Control occurs, each Participant who is in active employment at the time of such Plan termination shall be entitled to the greater of his or her CIC Vested Award or an Incentive Award based on actual performance through the date of termination of the Plan.

(c) If a Participant’s employment is terminated without Cause by the Company during a Plan Year after a Change in Control occurs, such Participant shall be entitled to the greater of his or her CIC Vested Award or an Incentive Award based on actual performance through the date of termination of employment.

ARTICLE 5
Executive Officer Incentive Plan

5.1. Eligibility.  Only the CEO and such other executive officers of the Company, if any, as shall be designated by the Committee during the first quarter of a Plan Year are eligible to participate in the Executive Officer Incentive Plan. The Executive Officer Incentive Plan is designed with the intent that Incentive Awards earned hereunder will be fully deductible by the Company without regard to the deduction limits of Section 162(m) of the Code.

5.2. Incentive Awards.  Each Participant in the Executive Officer Incentive Plan shall be eligible to receive an Incentive Award in connection with a particular Plan Year if the Company meets or exceeds certain corporate performance goals set every year by the Committee, as described below.

5.3. Establishment of Performance Goals.  Not later than ninety (90) days after the commencement of any Plan Year (or such other date as may be permitted or required to secure the performance-based compensation exemption from the deduction limits of Section 162(m) of the Code), the Committee will set in writing performance goals for such Plan Year based upon one or more of the following measures of corporate performance, alone or in combination, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of a division, business unit, region, department or function within the Company or a Subsidiary: (a) return on equity, (b) overall or selected premium or sales growth, (c) stock performance, (d) expense efficiency ratios (ratio of expenses to premium income), (e) earnings per share, (f) market share, (g) revenue, (h) customer service measures or indices, (i) underwriting efficiency and/or quality, (j) persistency factors, (k) total shareholder return, (l) earnings before interest and taxes (EBIT), (m) earnings before interest, taxes, depreciation and amortization (EBITDA), (n) net income, (o) return on assets, (p) return on net assets, (q) economic value added, (r) shareholder value added, (s) embedded value added, (t) net operating profit, (u) net operating profit after tax, (v) combined ratio, (w) expense ratio, (x) loss ratio, (y) premiums, (z) return on capital, (aa) return on invested capital, (bb) profit margin or (cc) risk based capital.

All performance measures may be measured on the basis of growth in results or absolute performance against the annual business plan. Measurement of performance against such performance goals established by the Committee shall be objectively determinable.

5.4. Establishment of Incentive Award Targets.  At the time the Committee sets the performance goals under the Executive Officer Incentive Plan for a particular Plan Year, it shall also set in writing the amounts that will be awarded to the Participant if the established performance goals are achieved. Target awards under the Executive Officer Incentive Plan may be set by the Committee as either (i) percentages of base salary, or (ii) a range of dollar amounts based on the achievement of specified performance measures, which targets may differ from Participant to Participant and from year to year. The target awards will be communicated to each Participant during the first quarter of the performance period. The Committee may, but is not required to, establish the weightings for each Participant for performance within any category of the performance goals. If established, the weightings would be expressed as a percent of the target award that can be earned by the Participant from performance in each category.

5.5. Certification of Results and Payout.  As soon as possible after the audited results for the Company are available for the Plan Year, the Committee will certify the performance against the performance goals and calculate the resulting Incentive Awards under the Executive Officer Incentive Plan. The Committee may adjust any performance goals during or after the Plan Year to mitigate the unbudgeted impact of unusual or non-recurring gains and losses, accounting changes, acquisitions, divestitures or “extraordinary items” within the meaning of generally accepted accounting principles and that were not foreseen at the time such performance goals were established; provided that such adjustments would not, in the reasonable judgment of the Committee, prevent the award from qualifying from the “performance-based” exemption from Section 162(m) of the Code. No Incentive Award will be payable under the Executive Officer Incentive Plan to any Executive Officer relative to a performance measure if thresholds established by the Committee for such performance measure are not reached. The Committee shall have the right for any reason to reduce or eliminate (but not increase) any Incentive Award earned under the Executive Officer Incentive Plan, notwithstanding the achievement of a specified performance goal. Incentive Awards earned by Participants under the Executive Officer Incentive Plan will be paid in cash within thirty (30) days after the amount has been approved by the Committee.

5.6. Annual Limit.  The maximum dollar value of an Incentive Award that may be granted to a Participant in the Executive Officer Incentive Plan in any Plan Year is $2,000,000.

ARTICLE 6
Employee Incentive Plan

6.1. Eligibility.  The Committee may designate any officer or employee, or any category of employees, of the Company or its Subsidiaries for participation in the Employee Incentive Plan for a Plan Year; provided that no person who is a participant in the Executive Officer Incentive Plan for a Plan Year is eligible to participate in the Employee Incentive Plan for that same Plan Year. Incentive Awards payable under the Employee Incentive Plan will be subject to the deduction limits imposed under Section 162(m) of the Code, to the extent applicable.

6.2. Incentive Awards.  Each Participant in the Employee Incentive Plan shall be eligible to receive an Incentive Award in connection with a particular Plan Year based on an individual’s contribution to the business of the Company, as determined by the Committee, which contribution may be assessed on nonobjective as well as objective measures.

6.3. Establishment of Performance Goals.  Within ninety (90) days after the commencement of any Plan Year (or such later date as the Committee shall determine), the Committee will set performance goals for the Employee Incentive Plan for such Plan Year. Such performance goals may, but need not, be the same as the performance goals under the Executive Officer Incentive Plan, and may be different for different Participants within the Employee Incentive Plan. For example, the Committee may choose to use corporate performance goals in conjunction with individual performance goals, and may set different performance goals for different Participants or classes of Participants in the Employee Incentive Plan.

6.4. Establishment of Incentive Award Targets.  Within ninety (90) days after the commencement of any Plan Year (or such later date as the Committee shall determine), the Committee will establish target awards under the Employee Incentive Plan and limits on payouts in excess of targets, if any. Target awards under the Employee Incentive Plan may be set as either (i) percentages of base salary, or (ii) a range of dollar amounts based on the achievement of specified performance measures, which targets may differ from Participant to Participant and from year to year. The Committee may, but is not required to, establish the weightings for each Participant for performance within any category of the performance goals. If established, the weightings would be expressed as a percent of the target award that can be earned by the Participant from performance in each category.

6.5. Determination of Awards and Payout.  As soon as possible after the completion of the Plan Year, the Committee will determine the amount of Incentive Awards earned under the Employee Incentive Plan. The Committee shall have the right for any reason to increase, reduce or eliminate any Incentive Award earned under the Employee Incentive Plan, notwithstanding the achievement of (or failure to achieve) a specified performance goal. Incentive Awards earned by Participants under the Employee Incentive Plan will be paid in cash within thirty (30) days after the amount has been approved by the Committee.

ARTICLE 7
Amendment, Modification and Termination

7.1. Amendment, Modification and Termination.  The Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however that no amendment that requires stockholder approval in order for the Executive Officer Incentive Plan to continue to comply with the performance-based compensation exemption from Section 162(m) of the Code shall be effective unless the same shall be approved by the Committee and the requisite vote of the stockholders of the Company.

ARTICLE 8
General Provisions

8.1. Payment Recipient.  All amounts payable under the Plan shall be paid to the appropriate Participant; provided, however, that a Participant may, by written instruction during the Participant’s lifetime on a form prescribed by Executive Compensation, designate one or more primary Beneficiaries to receive the amount payable hereunder following the Participant’s death, and may designate the proportions in which such Beneficiaries are to receive such payments. A Participant may change such designations from time to time, and the last written designation filed with the Committee prior to the Participant’s death shall control. A Beneficiary designation shall not be considered effective unless made on a form prescribed by Executive Compensation and which is delivered to Executive Compensation. If any Participant shall fail to designate a Beneficiary or shall designate a Beneficiary who shall fail to survive the Participant, the Beneficiary shall be the Participant’s surviving spouse, or, if none, the Participant’s surviving descendants (who shall take per stirpes) and if there are no surviving descendants, the Beneficiary shall be the Participant’s estate.

8.2. Non-Assignability.  None of the rights under the Plan shall be subject to the claim of any creditor of any Participant or Beneficiary, or to any legal process by any creditor of such Participant or Beneficiary, and none of them shall have any right to alienate, commute, anticipate, pledge, assign or encumber any of the rights under the Plan except to the extent expressly provided herein to the contrary.

8.3. No Right to Continued Employment.  Participation in the Plan shall not give any employee any right to remain in the employ of the Company. The Plan is not to be construed as a contract of employment for any period and does not alter the at-will status of any Participant.

8.4. Participant’s Rights Unsecured.  The benefits payable under the Plan shall be paid by the Company each year out of its general assets. To the extent a Participant acquires the right to receive a payment under the Plan, such right shall be no greater than that of an unsecured general creditor of the Company.

8.5. Income Tax Withholding.  The Company shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan.

8.6. Governing Law.  This Plan, and the rights and obligations of the parties thereunder, will be governed by and construed in accordance with the laws of the State of Delaware.

8.7. Titles and Headings.  The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

8.8. Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

The foregoing is hereby acknowledged as being the UnumProvident Corporation Management Incentive Compensation Plan of 2004 as adopted by the Board of Directors of the Company on February 17, 2004, to be submitted to the stockholders for approval at the 2004 annual meeting.

UNUMPROVIDENT CORPORATION
By:
Its:

Exhibit 3

UNUMPROVIDENT CORPORATION
AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN

PURPOSE OF THE PLAN

The UnumProvident Corporation Amended and Restated Employee Stock Purchase Plan (the “Plan”) is sponsored by UnumProvident Corporation (“Corporation”) to provide its employees and those of its subsidiaries an opportunity to share in the ownership of the Corporation by providing them with a convenient means for regular and systematic purchases of shares of the Corporation’s Common Stock, $0.10 par value (“Stock”), at favorable prices and on favorable terms, and thus to develop a stronger incentive to work for continued success of the Corporation.

The Plan is intended to qualify as an “Employee Stock Purchase Plan” under Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (“Code”). The provisions of the Plan will be construed in a manner consistent with the requirements of such sections of the Code.

ADMINISTRATION

The Plan is administered by the Compensation Committee of the Board of Directors (“Committee”). Members of the Committee are non-employee directors who are elected by the stockholders. Members of the Committee serve without fixed terms and are appointed or removed by the Board. The Committee has the power to make, amend, and repeal rules and regulations for the interpretation and administration of the Plan.

The Corporation reserves the right for the Committee to amend, suspend, or discontinue the Plan. No amendments will be made without stockholder approval if such approval is required under any law or requirement of the stock exchange upon which the Stock is listed. Amendments to change the number of shares reserved for option under the Plan or to decrease the option price may only be made with stockholder approval.

STOCK SUBJECT TO PLAN; TERM OF PLAN; PRORATION OF SHARES

The total number of shares that may be optioned to all participants under the Plan may not exceed 3,460,000 shares. Stock subject to the Plan may be unissued shares, reacquired shares or shares bought on the open market for purposes of the Plan. If an option granted under the Plan expires or terminates for any reason without having been exercised in whole or part, the shares subject to such option that are not purchased shall again be available for subsequent option grants under the Plan. If the total number of shares to be purchased by all participants in any Purchase Period (as defined below) exceeds the number of shares set aside for the Plan, shares will be purchased only for the number of shares equal to a pro rata portion of the available number of shares. If this occurs, any remaining balance in a participant’s account will be returned to the participant. Whenever any change is made in Stock subject to the Plan or subject to deductions outstanding under the Plan (though merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure, or otherwise), action will be taken by the Committee to adjust the number of shares subject to the Plan and the terms of options outstanding under the Plan.

ELIGIBILITY

All employees of the Corporation and its participating subsidiaries (as defined in Code Section 424(f)) are eligible to participate in the Plan except:

(a)	Employees who own (or would own immediately following the grant of an option under the Plan) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation or any subsidiary. For purposes of this section, the attribution rules of Code Section 424(b) shall apply in determining stock ownership of any employee.

(b)	Employees who customarily work less than 20 hours per week.

(c)	Employees who customarily work 5 months or less per calendar year.

(d)	Employees who are not currently receiving a regular payroll paycheck from the Corporation.

The Committee shall indicate from time to time which of its subsidiaries, if any, are participating in the Plan.

PURCHASE PERIODS AND PURCHASE PRICE

In each calendar year there are four three-month “Purchase Periods” beginning January 1, April 1, July 1, and October 1. Options to purchase shares under the Plan will be granted by the Corporation at the beginning of each period and are nontransferable by the employee. Each Purchase Period will end on March 31, June 30, September 30 and December 31, respectively. Options granted at the beginning of each Purchase Period will be exercised at the end of such Purchase Period. Unless the participating employee withdraws from the Plan (see “WITHDRAWING FROM THE PLAN”), whole and fractional shares of Stock will automatically be purchased for such participating employee with the money withheld through payroll deductions during the period.

The purchase price per share is 85% of the fair market value of the stock on the beginning date of a Purchase Period or the ending date of a Purchase Period, whichever amount is lower. The fair market value of a share of Stock as of such date shall be the official closing market price of the Stock on the New York Stock Exchange (NYSE). If the NYSE is closed, or if no sale of the Stock occurred on either of these dates, then the closing market price on the date preceding the beginning or ending of a Purchase Period on which there was a sale will apply.

The following examples illustrate how the purchase price is determined:

Example #1: Purchase Period January 1 — March 31

Closing price on January 1 — $25 ($25 x 85%) = $21.25

Closing price on March 31 — $27 ($27 x 85%) = $22.95

Since 85% of $25 is less than 85% of $27, the purchase price on March 31 would be $21.25.

Example #2: Purchase Period July 1 — September 30

Closing price on July 1 — $28 ($28 x 85%) = $23.80

Closing price on September 30 — $26 ($26 x 85%) = $22.10

Since 85% of $26 is less than 85% of $28, the purchase price on September 30 would be $22.10 per share.

ENROLLMENT

Participation in the Plan is voluntary. When an employee becomes eligible to participate in the Plan, such employee may enroll prior to the beginning of a Purchase Period by submitting an election in accordance with instructions from the Plan administrator. By enrolling in the Plan, the employee authorizes the Corporation to make after-tax payroll deductions from compensation (as defined in “PAYROLL DEDUCTION AMOUNTS”). Enrollment must be submitted prior to the first payroll period of the applicable Purchase Period. Any employee who does not enroll at the initial eligibility date, may, if eligible, enroll in the manner described above and begin participating at any later Purchase Period if eligible at that time.

PAYROLL DEDUCTION AMOUNTS

A participating employee may elect payroll deduction of any amount in each pay period but not less than $10 per pay period. The maximum amount per pay period is $885. Compensation is defined, for purposes of the Plan, as the participant’s regular base wages, but excluding overtime, bonuses and any incentive pay.

CHANGES IN PAYROLL DEDUCTION

An employee may change payroll deduction amounts at any time while enrolled in the Plan, subject to the “Payroll Deduction Amounts” discussed above. However, any change in payroll deductions during a Purchase Period will not become effective until the first payroll deduction of the following Purchase Period. If any employee changes the deduction amount to $0, this is considered a withdrawal from the Plan. See “WITHDRAWAL FROM THE PLAN” for further details.

LUMP SUM PURCHASE PAYMENTS

All payments to the Plan must be made by payroll deduction. Lump sum purchase payments are not permitted.

MAXIMUM AMOUNT OF PURCHASE

Notwithstanding anything else contained herein, the maximum number of shares of Stock that a participating employee may purchase in any Purchase Period is 2,000 shares, and no employee may be granted an option for any Purchase Period which permits such employee’s rights to purchase Stock under this Plan and any other qualified employee stock purchase plan (within the meaning of Code Section 423) of the Corporation and its subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such Stock for each calendar year in which an option is outstanding at any time. For purposes of this Section, fair market value shall be determined as of the beginning of the Purchase Period. If a participating employee’s purchases exceed this amount, such participating employee’s excess payroll deductions will be returned, without interest, as soon as practicable.

STOCK ACCOUNT, RIGHTS OF A STOCKHOLDER AND DELIVERY OF SHARES

Payroll deductions on behalf of each participating employee will be used to purchase stock of the Corporation, with such stock purchased credited to an account maintained by a brokerage firm selected by the Committee.

Stock Account

Whole and fractional shares are automatically credited to a participating employee’s Stock account at the brokerage firm as soon as practicable after each Purchase Period ends. No interests in, and no further rights or obligations under, the Plan are created by crediting a participating employee’s Stock account.

Rights of a Stockholder

A participating employee will have the rights and privileges of a stockholder once the shares are credited to his/her account, subject to the six month restriction period discussed under “Holding Period and Delivery of Shares” below. Whole shares, but not fractional shares, can be voted. Dividends on shares purchased and maintained in a participating employee’s Stock account automatically will be reinvested in Stock under the terms and conditions for dividend reinvestment, unless the participating employee requests a dividend check from the brokerage firm. Shares purchased through dividend reinvestment are not offered under the Plan and are not purchased pursuant to, or at a price determined under, the Plan.

Holding Period and Delivery of Shares

Shares of Stock purchased pursuant to this Plan may not be transferred or disposed of for a period of six months following the date on which such shares are purchased, except in the event of involuntary termination, death or disability as discussed (and defined) under “TERMINATION OF EMPLOYMENT”.

WITHDRAWAL FROM THE PLAN

A participating employee may withdraw from the Plan at any time before, during or after a Purchase Period. If a withdrawal occurs for any reason, the participating employee’s interest in the Plan terminates. To voluntarily withdraw, a participating employee must notify the Plan administrator in accordance with instructions provided by the Plan administrator. If a participating employee becomes ineligible to participate in the Plan for any reason, the Corporation will automatically withdraw the employee from the Plan.

When a participating employee withdraws from the Plan, the Corporation will cease payroll deductions, and any payroll deductions that may have accumulated in the current quarter will be refunded as soon as practicable, without interest. Such participating employee may not participate in the Plan until the beginning of the Purchase Period following completion of one year from the date of withdrawal. For example, if a participating employee withdrew in March of a year, he/she would not be eligible to participate again until the Purchase Period beginning April 1 of the following year.

If a participating employee elects a “hardship withdrawal” from a 401(k) plan, such employee may be ineligible to participate in the Employee Stock Purchase Plan to the extent required by section 401(k) of the Internal Revenue Code of 1986, as amended.

To resume participation after any type of withdrawal, an employee must notify the plan administrator to re-enroll prior to the payroll period deadline of the applicable Purchase Period.

TERMINATION OF EMPLOYMENT

Other than Involuntary Termination, Death or Disability

If an employee leaves the Company for any reason other than involuntary termination, death or disability, such employee’s participation will automatically end on the date of termination of employment and any payroll deductions that have accumulated will be refunded as soon as practicable, without interest. Shares in the participating employee’s Stock account will continue to be subject to the six-month restriction period as discussed under “Holding Period and Delivery of Shares.”

Involuntary Termination, Death or Disability

If an employee is involuntarily terminated, dies or becomes disabled while participating in the Plan, such employee’s participation will automatically end on the date of termination of employment, death or disability, and any payroll deductions that have accumulated will be refunded as soon as practicable, without interest. In the event of a participating employee’s death, funds will be refunded to the named beneficiary of the payroll deduction account, or if a beneficiary has not been named, to such deceased employee’s estate. Shares in a Stock account for an employee who has been involuntarily terminated, dies or becomes disabled while participating in the Plan will not be subject to the six-month restriction period discussed under “Holding Period and Delivery of Shares.”

For purposes of this Plan, involuntary termination means a termination of employment following which an employee is eligible for the Corporation’s Separation Pay Plan or Severance Pay Plan. Disability means any illness or other physical or mental condition of an employee that renders the employee incapable of performing his or her customary and usual duties for the Corporation, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the employee’s condition.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

UNUMPROVIDENT CORPORATION 1 FOUNTAIN SQUARE CHATTANOOGA, TN 37402

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to UnumProvident Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

UNUMC1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UNUMPROVIDENT CORPORATION

Directors recommend a vote “FOR”
				For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
1.	Election of Directors. 01) Ronald E. Goldsberry 02) Hugh O. Maclellan, Jr. 03) C. William Pollard 04) John W. Rowe			0	0	0

Vote On Proposals		For	Against	Abstain	Directors recommend a vote “AGAINST”		For	Against	Abstain
					5.	Stockholder proposal re: amendment to Bylaws requiring election of directors by majority instead of plurality vote	0	0	0
2.	Approval of Management Incentive Compensation Plan of 2004	0	0	0

3.	Approval of Amended and Restated Employee Stock Purchase Plan	0	0	0	6.	Stockholder proposal re: establishment of office of Board of Directors to enable direct communications on corporate governance matters	0	0	0

4.	Ratification of Ernst & Young LLP as the Company’s independent auditors	0	0	0

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEARS HEREON. IF STOCK IS HELD JOINTLY, SIGNATURES SHOULD APPEAR FOR BOTH NAMES. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR CUSTODIAN, PLEASE INDICATE THE CAPACITY IN WHICH YOU ARE ACTING.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)			Date

ADMISSION TICKET

UNUMPROVIDENT CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 13, 2004
10:00 a.m. Eastern Time

2211 Congress Street, Portland, Maine

This admission ticket admits only the named stockholder.

If you plan on attending the Annual Meeting in person, please bring, in addition to this Admission Ticket, a proper form of identification. The use of video or still photography at the Annual Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated.

UNUMPROVIDENT CORPORATION

Annual Meeting of Stockholders
May 13, 2004
10:00 a.m., Eastern Time
2211 Congress Street, Portland, Maine

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
UNUMPROVIDENT CORPORATION

The undersigned hereby appoints Thomas R. Watjen and F. Dean Copeland, or either of them, proxies, each with full power of substitution, acting jointly or by either of them if only one be present and acting, to vote and act with respect to all of the shares of common stock of the undersigned in UnumProvident Corporation, at the Annual Meeting, upon all matters that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to the directions indicated on the reverse side of this card or through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting instructions are not given with respect to the matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the Board of Directors’ recommendations provided on the reverse side of this card, and at their discretion on any matters that may properly come before the meeting.

          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4 ON THE REVERSE SIDE OF THIS CARD, AND “AGAINST” PROPOSALS 5 & 6. IF OTHER BUSINESS IS PROPERLY BROUGHT BEFORE THE MEETING, THE PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

This proxy card, when signed and returned, will also constitute voting instructions to the trustee for shares held in the UnumProvident 401(k) Retirement Plan or to the broker-dealer for shares held in the Employee Stock Purchase Plan. If voting instructions representing shares in the foregoing employee benefit plans are not received, those shares will not be voted.